UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Mosaic Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table in exhibit required by item 25(b) by Exchange Act Rules 14a6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
AND
PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2026

Notice of 2026 Annual
Meeting of Stockholders

Date & Time	To Our Stockholders:
May 28, 2026, at 12:00 p.m. ET
The 2026 Annual Meeting of Stockholders of The Mosaic Company, a Delaware corporation, will be held on May 28, 2026, at 12:00 p.m. Eastern Time (the “2026 Annual Meeting”). You will be able to attend the 2026 Annual Meeting, vote your shares and submit questions during the annual meeting via a live webcast available at www.virtualshareholdermeeting.com/MOS2026. The following matters will be considered and acted upon at the 2026 Annual Meeting:

Virtual Meeting
www.virtualshareholdermeeting.com/MOS2026

	Items of Business	Board Recommendation
How to Vote	ITEM 1	Election of 12 directors for a one-year term until the 2027 Annual Meeting of Stockholders;	FOR
	ITEM 2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026;	FOR
Via the internet
Go to www.virtualshareholdermeeting.com/MOS2026 and use your control number (included on the Notice of Internet Availability of Proxy Materials we delivered to you via U.S. Mail or the Internet or on the proxy card. If you requested one be sent to you).
	ITEM 3	An advisory vote to approve the compensation of our Named Executive Officers as disclosed in the accompanying Proxy Statement;	FOR
	ITEM 4	Any other business that may properly come before the 2026 Annual Meeting of Stockholders or any adjournment or postponement thereof.
Vote by telephone Call 1-800-690-6903

In accordance with our Bylaws and resolutions of the Board of Directors, only stockholders of record at the close of business on April 2, 2026, are entitled to receive notice of, and to vote at, the 2026 Annual Meeting.
By Order of the Board of Directors
/s/ Philip E. Bauer
Philip E. Bauer
Senior Vice President, General Counsel and Corporate Secretary
April 16, 2026

Vote by mail Complete, sign and mail the printed proxy card, if you received one.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 28, 2026:

OUR PROXY STATEMENT AND 2025 ANNUAL REPORT ARE AVAILABLE AT
WWW.MOSAICCO.COM/PROXYMATERIALS.

Headquarter Offices: 101 East Kennedy Boulevard Suite 2500 Tampa, FL 33602 Telephone (813) 775-4200

April 16, 2026

Dear Fellow Stockholder:
You are cordially invited to attend The Mosaic Company’s 2026 Annual Meeting of Stockholders on May 28, 2026, at 12:00 p.m. Eastern Time. A Notice of the Annual Meeting and a Proxy Statement covering the formal business of the meeting appear on the following pages.
This year’s annual meeting of stockholders will be conducted via live webcast. Hosting a virtual meeting provides ease of access, real-time communication and cost savings for our stockholders and the Company and facilitates stockholder attendance and participation from any location around the world.
You will be able to attend the virtual meeting of stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MOS2026. You will also be able to vote your shares electronically at the annual meeting (other than shares held through our 401(k) Plan or Union Savings Plan, which must be voted prior to the meeting).
Even if you are planning to attend the meeting, please promptly submit your proxy vote by telephone or Internet or, if you received a copy of the printed proxy materials, by completing and signing the enclosed proxy card and returning it in the postage-paid envelope provided. This will ensure that your shares are represented at the meeting. Even if you submit a proxy, you may revoke it at any time before it is voted. If you attend and wish to vote at the meeting, you will be able to do so, even if you have previously submitted your proxy vote as described above.
Your cooperation and prompt attention to this matter are appreciated. Thank you for your ongoing support of, and continued interest in, The Mosaic Company.
Sincerely,

/s/ Bruce M. Bodine

Bruce M. Bodine
President and Chief Executive Officer

Mosaic 1 2026 proxy

	Page		Page
SUMMARY INFORMATION	3	BENEFICIAL OWNERSHIP OF SECURITIES	72
The 2026 Annual Meeting of Stockholders	3	Ownership of Securities by Directors and Executive Officers	72

Where to Find Information	3
		Ownership of Securities by Others	73
Voting Matters and Board of Director Recommendations	3

Director Nominees	4	STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS	73

Corporate Governance Highlights	5

Executing our Strategy	6
		2025 ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K	74
Financial Highlights	7
Executive Compensation Overview	7	HOUSEHOLDING OF PROXY MATERIAL	74
Sustainability	8
Frequently Asked Questions	9	OTHER MATTERS	74

PROXY STATEMENT	10	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	75

PROPOSAL NO. 1 - ELECTION OF DIRECTORS	10
		Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	75
Directors' Skills Matrix	11

2026 Director Nominees	12

Nomination and Selection of Directors	18	How can I attend the meeting?	75

Director Qualifications	18	Who is entitled to vote at the meeting?	75

Retirement from the Board	19	What are my voting rights?	75

		How many shares must be present to hold the meeting?	76
DIRECTOR STOCK OWNERSHIP GUIDELINES	19
		How do I vote my shares?	76
CORPORATE GOVERNANCE	20
		What is the difference between a stockholder of record and a “street name” holder?	76
Board Independence	20

Board Oversight of Risk	20
		How do I vote if my shares are held in the Mosaic Investment Plan (the “Mosaic 401(k) Plan”) or the Mosaic Union Savings Plan?	76
Committees of the Board of Directors	21

Other Corporate Governance Policies and Practices	24

		What does it mean if I receive more than one Internet Notice or proxy card?	77
Code of Business Conduct and Ethics	27

DIRECTOR COMPENSATION	28	Can I vote my shares in person at the meeting?	77

Overview	28	What vote is required for the election of directors and the other proposals to be approved?	77

Director Compensation Policy	28

2025 Non-Employee Director Compensation Table	29	How are votes counted?	77

		How does the Board of Directors recommend that I vote?	77
EXECUTIVE COMPENSATION	30
		What if I do not specify how I want my shares voted?	78
Compensation Discussion and Analysis	30
		Can I change my vote after submitting my proxy?	78
Compensation and Human Resources Committee Report	48
		Who pays for the cost of proxy preparation and solicitation?	78

Compensation Risk Analysis	48

CEO Pay Ratio	48

Pay Vs. Performance	50

Executive Compensation Tables	53	APPENDIX A: PERFORMANCE METRICS	A- 1

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	68

Report of the Audit Committee	68

Fees Paid to Independent Registered Public Accounting Firm	69
Pre-Approval of Independent Registered Public Accounting Firm Services	69

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	70

PROPOSAL NO. 3 – ADVISORY VOTE ON COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS	70

DELINQUENT SECTION 16(a) REPORTS	71
Mosaic 2 2026 proxy

Proxy Summary
This proxy summary highlights certain information that you should consider before voting on the proposals to be presented at the 2026 Annual Meeting of Stockholders of The Mosaic Company (“Mosaic,” the “Company,” “we,” “us,” or “our”). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement and our 2025 Annual Report carefully before voting.

THE 2026 ANNUAL MEETING OF STOCKHOLDERS

Date May 28, 2026	Time 12:00 p.m Eastern Time	Record Date April 2, 2026

Virtual Meeting www.virtualshareholdermeeting.com/MOS2026
Where to Find Information

Corporate website:	www.mosaicco.com
Investor website:	https://investors.mosaicco.com
2025 Annual Report:	www.mosaicco.com/proxymaterials

Voting Matters and Board of Director Recommendations

Proposal	Board Recommendation	Page
Election of 12 Directors for a one-year term until the 2027 Annual Meeting of Stockholders	FOR each director nominee	10
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm	FOR	70
An advisory vote to approve the compensation of our Named Executive Officers as disclosed in the accompanying Proxy Statement	FOR	70
Mosaic 3 2026 proxy

2026 Proxy Summary
Director Nominees
The table below shows summary information about each nominee for election as a director. Each director nominee is elected by a majority of the votes cast and, if elected, will serve for a term that expires at the 2027 Annual Meeting of Stockholders (“2027 Annual Meeting”).

Name and Title	Age	Director Since	Independent	Committee Memberships
				AC	CHR	CGN	EHSS
Nominees for Election as Director
Cheryl K. Beebe	70	2019	✓	Å		ò
Retired, Executive Vice President and Chief Financial Officer Ingredion Incorporated
Bruce M. Bodine	54	2023
President and Chief Executive Officer The Mosaic Company
Gregory L. Ebel*	62	2012	✓	ò		ò
President and Chief Executive Officer Enbridge, Inc.
Timothy S. Gitzel	64	2013	✓		Å	ò
President and Chief Executive Officer Cameco Corporation
Emery N. Koenig	70	2010	✓			ò	Å
Retired, Vice Chair, Chief Risk Officer and Member of Corporate Leadership Team Cargill Incorporated
Jody L. Kuzenko	56	2024	✓		ò		ò
President and Chief Executive Officer Torex Gold Resources, Inc.
Sonya C. Little	60	2025	✓	ò
President and Chief Operating Officer COI Energy Services, Inc.
David T. Seaton	64	2009**	✓	ò	ò
Former Chair and Chief Executive Officer Fluor Corporation
Kathleen M. Shanahan	67	2025	✓		ò
Senior Advisor and Former Chief Executive Officer Turtle & Hughes, Inc.
João Roberto Gonçalves Teixeira	60	2022	✓	ò			ò
Former Chief Executive Officer Copersucar S.A.
Gretchen H. Watkins	57	2020	✓		ò		ò
Former President Shell USA, Inc.
Kelvin R. Westbrook	70	2016	✓			Å	ò
President and Chief Executive Officer KRW Advisors, LLC
*Mr. Ebel is the Chairman of the Board
** Mr. Seaton served on our Board from April 2009 to May 2019 and then returned beginning in September 2019.

AC:	Audit Committee
CHR:	Compensation and Human Resources Committee
CGN:	Corporate Governance and Nominating Committee
EHSS:	Environmental, Health, Safety and Sustainable Development Committee

Å	Committee Chair
ò	Committee Member
Mosaic 4 2026 proxy

2026 Proxy Summary
Director Nominee Composition Highlights
The Board of Directors considers the qualifications of each director candidate and the overall composition of the Board. We are committed to diversity and a balance of tenure that brings experience as well as new perspectives to Board deliberations. The below charts contain details regarding our Director nominees’ diversity, including the number of female and ethnically diverse directors.

Corporate Governance Highlights
Our corporate governance practices and policies promote Board of Director independence and accountability in the performance of their duties, as well as alignment with stockholders’ interests. Highlights of those practices and policies are presented below.
•Right to Call Special Meeting. Our Bylaws allow stockholders that beneficially own 20% of our outstanding shares of Common Stock to call a special meeting, where they may take action between annual meetings on corporate matters that require stockholder approval.
•Declassified Board of Directors. At each annual meeting of stockholders of Mosaic, each director is elected to hold office for a one-year term expiring at the next annual meeting of stockholders of Mosaic.
•Majority Vote Standard. Our Bylaws provide for the election of directors by a majority of votes cast in uncontested elections.
•Proxy Access. Our Bylaws provide for proxy access which permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding shares of Common Stock continuously for at least three years to nominate and include in our proxy materials nominees for director constituting up to 20% of the Board of Directors or two directors, whichever is greater, subject to the requirements set forth in our Bylaws.
•Independent Directors. 92% of our directors are independent. All of the members of our Audit, Compensation and Human Resources and Corporate Governance and Nominating Committees are independent.
•Independent Board Leadership. Our Board of Directors is led by an independent Chair.
•Annual Director Evaluations. Annual self-evaluations are conducted by our Board of Directors and each standing committee, and directors are evaluated by their peers.
•Director Stock Ownership. Non-employee directors are subject to minimum stock ownership guidelines equal to five times the base cash retainer, which they are expected to attain within five years of service.
•Succession Planning. The Board, in coordination with the Corporate Governance and Nominating Committee, conducts a rigorous annual review of succession planning for our Chief Executive Officer (“CEO”) and, in coordination with the Compensation and Human Resources Committee, annually reviews succession planning for other executive officers and senior leaders.
•Environmental, Health, Safety and Sustainable Development.
–We are dedicated to protecting our employees and the communities in which we operate, and to being a good steward of natural resources.
–A separate standing Board committee oversees environmental, health, safety and sustainable development matters.
Mosaic 5 2026 proxy

Stockholder Engagement
During 2025, we invited stockholders representing 51.0% of our outstanding shares to meet with members of our executive leadership team and selected members of the Board of Directors, and spoke with holders representing 28.0% of our outstanding shares (the remaining 23.0% did not require a meeting or did not respond to our invitation). We had the opportunity to discuss the Company’s environment, social and governance (“ESG”) programs during these meetings and solicit feedback on a variety of issues. In general, the outreach was well received by those stockholders and, although no specific concerns were raised, it provided a constructive dialogue. The outreach program is designed to maintain an ongoing relationship with investors to better understand their issues and perspectives on the Company, including compensation practices. We plan to continue the outreach program in years to come.

CONTACTED	ENGAGED
Contacted stockholders representing 51.0% of outstanding shares	Met with stockholders representing 28.0% of outstanding shares

Executing our Strategy
Mosaic has three global strategic priorities that align our actions, focus our employees, provide a framework for decision making and hold us accountable for creating long-term value for our stakeholders.

Mosaic 6 2026 proxy

Financial Highlights

	2025	2024
Net Sales (in millions)	$12,052.4	$11,122.8
Net Earnings (in millions)	$540.7	$174.9
Diluted Net Earnings per Share	$1.70	$0.55
Operating Earnings (in millions)	$821.5	$621.5

Executive Compensation Overview
Our executive compensation program’s target total direct compensation includes traditional base salary, short-term incentives tied to financial, operational and strategic performance and long-term incentives linked to stock price performance. The majority of target total direct compensation for 2025 was “at risk” based on performance.

2025 CEO Pay Mix	2025 Other NEO Pay Mix

Because the value of the Restricted Stock Units (“RSUs”) at payout may vary from their value on the date of grant, we have included RSUs in our definition of "at risk" pay. If we don’t consider RSUs to be "at risk", "at risk" pay for our CEO and other NEOs would be 60% and 54%, respectively.

2025 Say-on-Pay Results

We provide our stockholders with the opportunity to cast a say-on-pay vote each year. At our 2025 Annual Meeting, approximately 93.5% of the votes cast were in favor of the advisory vote to approve the compensation of our NEOs.
Mosaic 7 2026 proxy

Compensation Practices and Policies
The Compensation and Human Resources Committee periodically reviews our executive compensation program to ensure that it remains consistent with our pay-for-performance philosophy and, as a whole, reflects what the Compensation and Human Resources Committee believes to be best practices among our peer group and the broader market. Highlights of our 2025 compensation practices and policies are presented below.

WHAT WE DO
✓	A majority of target total direct compensation is at-risk and tied to performance.
✓	We maintain an appropriate balance between short- and long-term compensation to provide appropriate balance between short- and long-term decision making, encourage prudent decision making, and discourage excessive risk taking.
✓	The Mosaic Company Incentive Compensation Recovery (Clawback) Policy is intended to conform with the New York Stock Exchange ("NYSE") listing standards that require recovery of erroneously awarded incentive compensation in the event the Company is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirements.
✓	Executive change-in-control agreements and long-term incentive awards require "double trigger" vesting in the event of a change-in-control.
✓	We have adopted stock ownership guidelines of 5x annual salary for the CEO and 3x annual salary for other executive officers, with a requirement to hold 100% of all shares acquired from vested equity until the required ownership level is achieved.
✓	The Compensation and Human Resources Committee engages an independent executive compensation consultant and has access to other independent advisors.
✓	We hold an annual advisory vote to approve the compensation of our NEOs.

WHAT WE DON’T DO
✗	We do not enter into executive employment agreements with lengthy terms or evergreen provisions.
✗	We do not award uncapped incentives that could contribute to excessive risk taking.
✗	We do not provide tax gross-ups under our executive change-in-control agreements.
✗	We do not permit hedging or pledging of Mosaic stock.
✗	We do not reprice options under our stock plan.
✗	We do not pay dividends or dividend equivalents on unearned total stockholder return ("TSR") performance units or RSUs.
✗	We do not provide excessive perquisites for the NEOs; perquisites are limited to restoration provisions and those that require a specific business rationale.
Sustainability
Our Responsibility
Mosaic’s Sustainability performance efforts are connected closely to our company’s strategy and mission. Mining and fertilizer production requires resource extraction, consumption of materials, generation of emissions in operations and water use. These activities are all necessary to fulfilling our mission to help the world grow the food it needs.
We are working to minimize our negative impacts and maximize the value we deliver to diverse stakeholders around the globe – promoting good stewardship of the natural, human and social resources we rely upon; mitigating risks; leveraging opportunities; and solidifying our position as an industry leader. Our journey is ongoing, and we are continuously evaluating what it means to be a good employer, supplier, neighbor and value creator.
Our 2025 Sustainability performance targets, issued in 2020 have guided our efforts as we hold ourselves accountable to measurable progress in the companywide focus areas of People, Environment, Society and Company. Progress against these targets and further information is available on our website at www.mosaicco.com under the “Our Responsibility” caption, which information is not incorporated by reference into this Proxy Statement. The majority of Mosaic’s sustainability targets sunset in 2025. Updated sustainability targets will be released in 2026.

Mosaic 8 2026 proxy

Responsible Leadership
Responsibility for sustainability issues and programs is shared by many at Mosaic. Our Board of Directors, executive officers and management teams promote Mosaic’s principles of responsibility, reliability and future focus. It is the collective responsibility of our Board and management to monitor our sustainability performance and progress toward companywide targets. Annual incentive compensation is tied to sustainability progress, through environmental and sustainability projects and objectives.
Mosaic regularly conducts significance analyses and publishes an annual disclosure of our Sustainability performance, which is prepared in accordance with the Global Reporting Initiative (“GRI”) Standards and is aligned to the Sustainability Accounting Standards Board’s standards for Chemicals and Metals & Mining sectors. Mosaic has reported its sustainability performance since 2009 and achieved third-party assurance on key sustainability data from more than 10 years.
Sustainability Highlights
Mosaic integrates sustainability throughout the value chain, from responsible mining and manufacturing to the development of innovative crop nutrients, biological and animal feed solutions. In 2025, we took actions to further improve our performance, activate and engage our employees, and demonstrate our commitments to our diverse stakeholders.

2025 Sustainability Highlights

3,575 field trials
conducted as part of Mosaic's agronomic research program

4M+ tonnes
value-add performance products produced in 2025

16M+ acres
4R Nutrient Stewardship practices facilitated in North America

50% improvement
year-over-year companywide environmental incident frequency rate

5.5M tonnes
phosphogypsum sold in Brazil for beneficial reuse

3.5M+ gigajoules
electricity produced from waste heat in global phosphate operations

100%+ exceeded
Canada's Indigenous engagement targets across procurement, recruitment and community giving

$15M+ invested in operating communities
across focus areas of Food, Water and Local Community

16 consecutive years
voluntary and transparent reporting on sustainability topics

Frequently Asked Questions
We provide answers to many frequently asked questions about the 2026 Annual Meeting and voting, including how to vote shares held in employee benefit plans, in the Questions and Answers about the Annual Meeting and Voting section beginning on page 75.
Mosaic 9 2026 proxy

PROXY STATEMENT
The Board of Directors (“Board”) of The Mosaic Company (“Mosaic,” the “Company,” “we,” us” or “our”) is soliciting proxies for use at the 2026 Annual Meeting of Stockholders to be held on May 28, 2026, and at any adjournment or postponement of the meeting (“2026 Annual Meeting”). The proxy materials are first being mailed or made available to stockholders on or about April 16, 2026.
For more information regarding the Company’s 2025 performance, we have filed an annual report on Form 10-K with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2025 (the “2025 10-K Report”), which is available at www.sec.gov.
PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Our Board has nominated 12 directors for election at the 2026 Annual Meeting. The director nominees, if elected, will serve until the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) and until their successors are elected and qualified. Each nominee is an incumbent previously elected at Mosaic’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”).
Our Restated Certificate of Incorporation and Bylaws provide that each member of our Board is elected annually by a majority of votes cast if the election is uncontested. Our Corporate Governance Guidelines further provide that, if an incumbent director fails to receive the required vote for re-election, the director will tender his or her resignation and our Corporate Governance and Nominating Committee will act within 90 days after certification of the stockholder vote to determine whether to accept the director’s resignation, and will submit a recommendation for prompt consideration by our Board. Our Corporate Governance and Nominating Committee and our Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. Our Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding his or her resignation.
Thereafter, our Board will promptly disclose its decision and decision-making process regarding whether to accept the director’s resignation offer (and the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.
If one or more nominees should become unavailable to serve as a director, it is intended that shares represented by the proxies will be voted for such substitute nominee or nominees as may be selected by the Board.
The Board of Directors recommends that you vote FOR the election of each of the nominees listed below. Executed proxies will be voted FOR the election of each nominee unless you specify otherwise.
Mosaic 10 2026 proxy

Corporate Directors’ Skills Matrix
The Corporate Governance and Nominating Committee has determined that each of the nominees is qualified to continue to serve as a director of the Company. The table below summarizes qualifications, skills and attributes most relevant to the decision to nominate the candidates to serve on the Board. Each director nominee’s biography stated above describes the nominee’s key qualifications and relevant experience in more detail.

Qualifications, Skills & Experience	C. Beebe	B. Bodine	G. Ebel	T. Gitzel	E. Koenig	J. Kuzenko	S. Little	D. Seaton	K. Shanahan	J. Teixeira	G. Watkins	K. Westbrook
CEO, Senior Executive & Leader of Significant Operations: Our Directors bring valuable senior executive experience on matters relating to corporate governance, management, operations and compensation	●	●	●	●	●	●	●	●	●	●	●	●
Public Company: Our Directors have experience in the oversight of internal controls and reporting of a public company.	●	●	●	●		●	●	●		●
Global Business: Our Directors possess experience in international business.	●	●	●	●	●	●		●	●	●	●
Leadership Role in Mining/Extracting Industry or Commodity Business: Our Directors posses experience in the mining/extractive industry or commodity business.	●	●	●	●	●	●		●		●	●
Public Policy, Regulatory & Government Affairs: Our Directors have experience in managing governmental and regulatory affairs.		●	●	●	●	●	●	●	●		●	●
Sustainability & Environment: Our Directors bring experience in the areas of sustainability, environmental impact and corporate responsibility.	●	●	●	●	●	●	●	●	●	●	●
Risk Management & Compliance: Our Directors bring experience in risk management, compliance knowledge throughout Brazil, Canada and Florida.	●	●	●	●	●	●	●	●	●	●	●	●
Science, Technology & Innovation: Our Directors bring experience in the areas of science, information technology (cybersecurity, technology-fluency, A.I. et al) and innovation.	●	●	●	●	●	●		●	●		●	●
Leading Business Transformation: Our Directors bring experience in mergers and acquisitions that assist in Mosaic's future.	●		●	●	●	●		●	●	●	●	●
Financial Services: Our Directors have extensive knowledge of the financial services industry and capital markets.	●		●				●	●		●

Mosaic 11 2026 proxy

2026 Director Nominees

		Cheryl K. Beebe

		Occupation and Experience
		From February 2004 until her retirement in January 2014, Ms. Beebe served as the Chief Financial Officer of Ingredion Incorporated (formerly named Corn Products International, Inc.), a manufacturer and seller of a number of ingredients to food and industrial customers. Ms. Beebe also served Ingredion as Executive Vice President beginning in 2010 until her retirement in 2014. Ms. Beebe previously served Ingredion as Vice President, Finance from July 2002 to February 2004, as Vice President from February 1999 to 2004 and as Treasurer from 1997 to February 2004.

Age	70	Other Public Company Boards
Director Since	2019	Current	Prior (Within the past five years)
Independent Committees		Packaging Corporation of America Goldman Sachs Asset Management (GS Trust, GS Trust II, GS ETF Trust, GS ETF Trust II, GS Real Estate Diversified Income Trust, GS Variable Insurance Trust)	Hanesbrands Inc. (2020 - 2023)
Audit (Chair) Corporate Governance and Nominating

		Key Skills and Qualifications

		Bruce M. Bodine

		Occupation and Experience
Mr. Bodine was appointed our Chief Executive Officer in January 2024 and our President in August 2023. He previously served as our Senior Vice President - North America from April 2020 until August 2023 and as our Senior Vice President – Phosphates from January 2019 to April 2020 during which time he also provided executive oversight for our corporate procurement organization. Prior to that, Mr. Bodine served as our Senior Vice President - Potash (from June 2016 to December 2018); as our Vice President - Potash (from April to May 2016); as our Vice President - Supply Chain (from August 2015 to March 2016); as our Vice President - Operations Business Development (from October 2014 to August 2015); and as Vice President - Operations for our Esterhazy and Colonsay potash production facilities (from July 2013 to October 2014). Before that, Mr. Bodine held various plant and mine development management positions in our Phosphates and Potash segments beginning with Mosaic’s formation in 2004.

Age	54
Director Since	2023

		Key Skills and Qualifications
Committees
None

Mosaic 12 2026 proxy

		Gregory L. Ebel

		Occupation and Experience
		Mr. Ebel was elected President and Chief Executive Officer of Enbridge, Inc., an energy delivery company based in Calgary, Alberta, Canada (“Enbridge”), effective as of January 1, 2023. Prior to January 2023, Mr. Ebel served as Chair of Enbridge since its merger with Spectra Energy Corp (“Spectra Energy”) in early 2017. Mr. Ebel served as Chair, President and Chief Executive Officer of Spectra Energy from April 2014 to February 2017, as President and Chief Executive Officer of Spectra Energy from January 2009 to April 2014; as Group Executive and Chief Financial Officer of Spectra Energy from January 2007 to January 2009; as President of Union Gas Limited, a subsidiary of Spectra Energy, from January 2005 until January 2007; and as Vice President, Investor and Shareholder Relations of Duke Energy Corporation from November 2002 until January 2005.
Age	62
Director Since	2012
Independent Committees		Other Public Company Boards
Independent Chair of the Board Audit Corporate Governance and Nominating		Current Enbridge, Inc.	Prior (Within the past five years) None
		Key Skills and Qualifications

		Timothy S. Gitzel

		Occupation and Experience
		Mr. Gitzel has been President and Chief Executive Officer of Cameco Corporation (“Cameco”), a uranium producer and provider of processing services required to produce fuel for nuclear power plants, since July 2011. From May 2010 to July 2011, Mr. Gitzel served as President of Cameco and from January 2007 to May 2010, as its Senior Vice President and Chief Operating Officer.

Age	64	Other Public Company Boards
Director Since	2013	Current	Prior (Within the past five years)
Independent Committees		Cameco Corporation	None
Compensation and Human Resources (Chair) Corporate Governance and Nominating		Key Skills and Qualifications

Mosaic 13 2026 proxy

		Emery N. Koenig

		Occupation and Experience
		Mr. Koenig is the retired Vice Chair and Chief Risk Officer of Cargill, Incorporated (“Cargill”). Mr. Koenig held this position since September 2013 and also served as a member of Cargill’s Corporate Leadership Team and board of directors since December 2009 until his retirement in February 2016. Previously, Mr. Koenig served as leader of Cargill’s Agricultural Supply Chain Platform from April 2006 to May 2014; as Executive Vice President and Chief Risk Officer of Cargill from June 2011 to September 2013; as Senior Vice President at Cargill from June 2010 to June 2011; and as leader of the Cargill Energy, Transportation and Industrial Platform from June 2007 to July 2011.

Age	70
		Other Public Company Boards
Director Since	2010
		Current	Prior (Within the past five years)
Independent		None	None
Committees
EHSS (Chair) Corporate Governance and Nominating		Skills and Qualifications

		Jody L. Kuzenko

		Occupation and Experience
Ms. Kuzenko has served as President and Chief Executive Officer of Torex Gold Resources, Inc. (“Torex”), an intermediate gold producer engaged in mining, since June 2020. Ms. Kuzenko joined Torex as its Chief Operating Officer in October 2018. Prior to joining Torex, Ms. Kuzenko served as Director, Business Strategy of Vale Canada Limited, formerly Inco Limited (“Vale”), the nickel, mining and metals division of Vale S.A., a global mining company producing iron ore, pellets, and nickel, from August 2017 to July 2018, as Director, Refining for Vale from December 2015 to July 2017, and, from July 2004 to December 2015, held roles of increasing responsibility in operations and business management.

Age	56	Other Public Company Boards
Director Since	2024	Current	Prior (Within the past five years)
Independent		Torex Gold Resources Inc.	None
Committees
Compensation and Human Resources EHSS		Skills and Qualifications

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		Sonya C. Little

		Occupation and Experience
Ms. Little is the President and Chief Operating Officer of COI Energy, an energy technology company providing energy optimization solutions for commercial and industrial enterprises. Prior to joining COI Energy in July 2025, Ms. Little served as Executive Vice President and Chief Administrative Officer of Strategic Property Partners, LLC, a full-service commercial real estate development firm, from 2019 to 2024. In this role, she served on the executive committee and was responsible for implementing company-wide strategic initiatives and overseeing financial reporting, risk management, and governmental affairs to support project development and economic growth. From 2011 to 2019, Ms. Little served as Chief Financial officer for the City of Tampa, were she led the city’s comprehensive financial strategy and oversaw its annual operating and capital budgets, credit ratings, and debt portfolio. Her prior experience includes more than 14 years as a Managing Director with Public Resources Advisory Group and as an investment banker with RBC Capital Markets (formerly William R. Hough & Co.).

Age	60	Other Public Company Boards
Director Since	2025	Current	Prior (Within the past five years)
Independent Committees		Hancock Whitney	None
Audit
		Key Skills and Qualifications

		David T. Seaton

		Occupation and Experience
		Mr. Seaton is the former Chair and Chief Executive Officer of Fluor Corporation, a professional services firm (“Fluor”). He was elected chairman in February 2012 and became a member of Fluor’s board of directors and its Chief Executive Officer in February 2011 and served in such positions until May 2019. Prior to his appointment as Chief Executive Officer, Mr. Seaton was Chief Operating Officer of Fluor from November 2009 to February 2011. Mr. Seaton served as Senior Group President of the Energy and Chemicals, Power and Government business groups for Fluor from March 2009 to November 2009 and held numerous positions in both operations and sales globally since joining Fluor in 1984.

Age	64	Other Public Company Boards
Director Since	2009*	Current	Prior (Within the past five years)
Independent Committees		ConocoPhillips Company Newmont Corporation	None
Audit Compensation and Human Resources
		Key Skills and Qualifications

*Mr. Seaton served on our Board from April 2009 to May 2019 and then returned beginning in September 2019.

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		Kathleen M. Shanahan

		Occupation and Experience
Ms. Shanahan is currently the Chief Executive Officer and Owner of Renaissance Outdoor Advertising, Inc., a family owned, Florida-based billboard company operating in Citrus and Hernando, County Florida and also serving in the capacity of Senior Advisor to Turtle & Hughes, Inc. From 2018 to 2024, Ms. Shanahan served as the Co-Chief Executive Officer and then as the Chief Executive Officer and a Director for Turtle & Hughes, Inc. Immediately prior to her time at Turtle & Hughes, Inc., Ms. Shanahan served as Chair and Chief Executive Officer of Ground Works Solutions, previously known as URETEK Holdings, Inc., a Florida based and service area Foundation Stabilization company from 2011 to 2016. From 2005 to 2011, Ms. Shanahan was the Chair and CEO of WRS Infrastructure & Environment Inc. (d/b/a WRScompass), a national environmental services company (previously known as Westinghouse Remediation Services). Prior to her executive management posts, Ms. Shanahan was a senior consultant to former New York Stock Exchange CEO John Thain, and a senior executive in charge of public and community affairs at PaineWebber.

Age	66	Other Public Company Boards
Director Since	2025	Current	Prior (Within the past five years)
Independent Committees		HireQuest, Inc. (HQI) Great Lakes Dredge & Dock (GLDD)	None
Compensation and Human Resources		Turning Pt Brands (TPB) Key Skills and Qualifications

		João Roberto Gonçalves Teixeira

		Occupation and Experience
		Mr. Teixeira is the former Chief Executive Officer of Copersucar S.A., a Brazilian sugar, ethanol and logistics corporation (“Copersucar”). Mr. Teixeira served as Chief Executive Officer of Copersucar from December 2018 until 2022 and was responsible for managing financial and operational risks. Between 2017 and 2018, Mr. Teixeira was a founding partner of Inviste, a proprietary investment company in the real estate, venture capital and impact businesses. From 2011 to November 2016, Mr. Teixeira was with Banco Votorantim S.A., first as Head of Wholesale Banking and subsequently as Chief Executive Officer. He was previously in executive positions with Santander Group in Brazil, where he served as Executive Vice President, Head of Corporate and Investment Banking and Managing Director. From 1995 to 2002, Mr. Teixeira was Head of Investment Banking - Brazil for Dresdner Kleinwort Wasserstein, was a special advisor to the Minister of Finance from 1990 to 1992 and professor of economics at Pontifical Catholic University from 1988 to 1999.
Age	60
Director Since	2022
Independent Committees
Audit EHSS		Other Public Company Boards
		Current	Prior (Within the past five years)
		XP Inc.	Br Malls Participações S.A. (2018 - 2023) Fleury S.A. (2021 - 2025)

		Key Skills and Qualifications

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		Gretchen H. Watkins

		Occupation and Experience
From May 2018 until her retirement in May 2025, Ms. Watkins served as the president of Shell USA, Inc., formerly Shell Oil Company, Inc., (“Shell”), an energy and petrochemicals company and producer of new energies, natural gas, oil and other products. Ms. Watkins also served as Executive Vice President of Shell’s Global Shales business from May 2018 to June 2021. From October 2016 until its sale to Total Energies in May 2018, Ms. Watkins served as Chief Executive Officer of Maersk Oil and Gas ("Maersk"), a Danish oil and gas company. From January 2014 to October 2016, Ms. Watkins served as Chief Operating Officer of Maersk. From June 2008 to September 2013, Ms. Watkins held various corporate officer positions at Marathon Oil Company. Prior to this, Ms. Watkins held a number of executive level roles in three different continents with BP plc.

Age	57
Director Since	2020
		Key Skills and Qualifications
Independent Committees
Compensation and Human Resources EHSS

		Kelvin R. Westbrook

		Occupation and Experience
		Mr. Westbrook has been President and Chief Executive Officer of KRW Advisors, LLC, a provider of strategic and general business and consulting services in the telecommunications, media and other industries, since September 2007. Mr. Westbrook founded Millennium Digital Media Systems, LLC (“MDM”) in 1997 and served as Chair and Chief Strategic Officer and as President and Chief Executive Officer of MDM from October 2006 to September 2007 and from May 1997 to September 2006, respectively.

Age	70	Other Public Company Boards
Director Since	2016	Current	Prior (Within the past five years)
Independent Committees		Archer Daniel Midland Company Camden Property Trust	T-Mobile US Inc. (2013-2025)
Corporate Governance and Nominating (Chair) EHSS
		Key Skills and Qualifications

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Nomination and Selection of Directors
The Corporate Governance and Nominating Committee identifies and evaluates potential director candidates in a variety of ways:
•periodic solicitation of input from Board members and firms specializing in director search firms;
•consultations with senior management; and
•candidates nominated by stockholders who have complied with the advance notice procedures set forth in our Bylaws.
The Corporate Governance and Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board. After considering this recommendation, the Board determines its nominees. The Corporate Governance and Nominating Committee evaluates all candidates on the same basis regardless of the source of the referral.
Our Bylaws provide that a stockholder entitled to vote at an annual meeting who wishes to nominate a candidate for election to the Board is required to give written notice to our Corporate Secretary of his or her intention to make such a nomination. In accordance with the advance notice procedures in our Bylaws, a notice of nomination is required to be received within the prescribed time and must contain certain information about both the nominee and the stockholder making the nomination as described in our Policy Regarding Identification and Evaluation of Potential Director Nominees. The full text of this policy is available on our website www.mosaicco.com under the “Investors – Governance – Governance Documents” caption. The Corporate Governance and Nominating Committee may require that the proposed nominee furnish other information to determine that person’s eligibility to serve as a director. Additionally, the notice of nomination must include a statement as to whether each such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election, an irrevocable resignation letter to be effective upon acceptance by the Board, in accordance with our Corporate Governance Guidelines. The remainder of the requirements of the advance notice procedures are described in this Proxy Statement under the caption “Stockholder Proposals and Nominations for the 2026 Annual Meeting of Stockholders.” A nomination that does not comply with the advance notice procedures may be disregarded.
Director Qualifications
In order to be nominated by the Board as a director, director nominees should possess, in the judgment of the Corporate Governance and Nominating Committee, the qualifications set forth in our Corporate Governance Guidelines, including:
•personal characteristics:
–highest personal and professional ethics, integrity and values;
–an inquisitive and objective perspective; and
–practical wisdom and mature judgment;
•broad experience at the policy-making level in international business, trade, agriculture, government, academia or technology;
•expertise that is useful to us and complementary to the background and experience of other directors, so that an appropriate balance of skills and experience of the membership of the Board can be achieved and maintained;
•willingness to represent the best interests of all stockholders and objectively appraise management performance;
•involvement only in activities or interests that do not create a material conflict with the director’s responsibilities to us and our stockholders; and
•commitment in advance of necessary time for Board and committee meetings.
In evaluating director nominees, the Board and the Corporate Governance and Nominating Committee believe that diversity in the broadest sense, as stated in our Corporate Governance Guidelines, including background, experience, geographic location, gender and ethnicity, is an important consideration in the composition of the Board as a whole. The Corporate Governance and Nominating Committee discusses diversity considerations in connection with each director candidate. When seeking the assistance of a director search firm to identify candidates, the Corporate Governance and Nominating Committee requests that the search firm consider diversity, in addition to other factors, in its search criteria.
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Our Corporate Governance and Nominating Committee annually reviews our Corporate Governance Guidelines, including the provisions relating to diversity, and recommends to the Board any changes it believes appropriate to reflect best practices. In addition, our Board assesses annually its overall effectiveness by means of a self-evaluation process. This evaluation includes, among other things, a peer review of directors and an assessment of the overall composition of the Board, including a discussion as to whether the Board has adequately considered diversity, among other factors, in identifying and discussing director candidates.
The full text of our Corporate Governance Guidelines is available on our website at www.mosaicco.com under the “Investors – Governance – Governance Documents” caption.
Retirement from the Board
The Board has a retirement policy which provides that a non-employee director who attains age 74 shall submit his or her resignation as a director to be effective at the time of the next annual meeting of stockholders. The Board, on the recommendation of the Corporate Governance and Nominating Committee, may decline to accept a resignation if it determines that continued service as a director would be in the best interests of the Company. In addition, it is the policy of the Board that employee-directors (other than the Chief Executive Officer) resign from the Board upon their retirement from Mosaic. The Board also has a policy that any non-employee director or the Chief Executive Officer (“CEO”) of Mosaic must submit his or her resignation if he or she has a material change in employment, is the subject of media attention that reflects unfavorably on his or her continued service on the Board or has an unresolved conflict of interest with Mosaic. The Board will accept or reject any of the foregoing resignations based on the best interests of Mosaic.
DIRECTOR STOCK OWNERSHIP GUIDELINES
We have stock ownership guidelines for non-employee directors in order to align their interests with the long-term interests of stockholders. These guidelines call for each director to acquire shares with a value of at least five times the annual base cash retainer within five years of becoming a director. Based on our current director compensation program, this amount would be $1,000,000 for our independent Chair of the Board and $625,000 for each other non-employee director. For purposes of computing a director’s holdings under our stock ownership guidelines, RSUs (whether vested or unvested) owned by a director are included. The following table shows information about each non-employee director’s stock ownership at April 2, 2026 in relation to the ownership guidelines and the market value of shares beneficially owned or subject to vested but unreleased RSUs held by each non-employee director:

Non-Employee Director	Shares Included Under Guidelines		Value(1) in Excess of Guidelines	Market Value of Shares(2)
	Shares (#)	Value ($)(1)	($)	($)
Cheryl K. Beebe	49,127	1,583,268	958,268	1,285,654
Gregory L. Ebel	150,360	4,490,850	3,490,850	3,934,921
Timothy S. Gitzel	79,527	2,033,931	1,408,931	2,081,222
Emery N. Koenig	86,228	2,520,478	1,895,478	2,256,587
Jody L. Kuzenko	12,759	416,038	N/A(3)	333,903
Sonya C. Little	7,286	237,757	N/A(3)	190,675
David T. Seaton	54,633	2,013,289	1,388,289	1,429,746
Kathleen M. Shanahan	7,286	237,757	N/A(3)	190,675
João Roberto Gonçalves Teixeira	13,925	593,248	N/A(3)	364,417
Gretchen H. Watkins	35,934	973,046	348,046	940,393
Kelvin R. Westbrook	60,225	1,567,462	942,462	1,576,088
(1) Under our stock ownership guidelines for non-employee directors, RSUs and the shares issued thereunder are valued at the date of grant and other shares are valued at their date of purchase.
(2) Reflects market value as of April 2, 2026 of shares owned beneficially and shares subject to RSUs that have vested as of the date of this Proxy Statement.
(3) Director has not yet completed five years of service. If they remain as a director of Mosaic, Ms. Kuzenko, Mses. Little and Shanahan, and Mr. Teixeira, will complete five years of service on January 1, 2029, January 13, 2030, and November 1, 2027 respectively.
Our stock ownership guidelines for executive officers, including the executive officer who is a director, are described under “Executive Stock Ownership Guidelines” on page 45 in our Compensation Discussion and Analysis.
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CORPORATE GOVERNANCE
Our Board oversees the management of our business and determines overall corporate policies. The Board’s primary responsibilities are directing our fundamental operating, financial and other corporate strategies and evaluating the overall effectiveness of our management.
We review our corporate governance guidelines and practices on a regular basis, which are available on our website at www.mosaicco.com under the “Investors - Governance - Governance Documents” caption. Set forth below is a detailed description of our key governance policies and practices.

Board Independence
In addition to meeting the minimum standards of independence adopted by the New York Stock Exchange (“NYSE”), a director is not deemed “independent” unless our Board affirmatively determines that the director has no material relationship that would violate our Director Independence Standards.
Our Board has adopted Director Independence Standards, which include restrictions on the nature and extent of any affiliations directors and their immediate family members may have with us, our independent accountants, or any commercial or non-profit entity with which we have a relationship. A copy of our Director Independence Standards is available on our website at www.mosaicco.com under the “Investors – Governance – Governance Documents” caption.
Our Board, on the recommendation of the Corporate Governance and Nominating Committee, has determined that our incumbent non-employee directors, Cheryl K. Beebe, Gregory L. Ebel, Timothy S. Gitzel, Emery N. Koenig, Jody L. Kuzenko, Sonya C. Little, David T. Seaton, Kathleen M. Shanahan, João Roberto Gonçalves Teixeira, Gretchen H. Watkins and Kelvin R. Westbrook, are “independent” under the NYSE rules and our Director Independence Standards. In making its independence recommendations for our incumbent non-employee directors, our Corporate Governance and Nominating Committee reviewed all of our directors’ relationships with us based primarily on a review of each director’s response to questions regarding employment, business, familial, compensation and other relationships with us and our management.
Bruce M. Bodine, our current President and CEO, is not independent because of his relationships with Mosaic.
Board Oversight of Risk
It is the role of management to operate the business, including managing the risks arising from our business, and the role of our Board to oversee management’s actions.
Management’s Enterprise Risk Management, or ERM, Committee assists us in achieving our business objectives by creating a systematic approach to anticipate, analyze and review material risks. The ERM Committee consists of a cross-functional team of our executives and senior leaders. The ERM Committee has the responsibility for establishing the context of our ERM process, as well as identifying, analyzing, evaluating and ensuring that appropriate protocols are in place to mitigate the risks.
Our Board is responsible for oversight of our management of enterprise risk. Our Board provides guidance with regard to our enterprise risk management practices; our strategy and related risks; and significant operating, financial, legal, regulatory, legislative and other risk-related matters relating to our business. As an integral part of the Board’s oversight of enterprise risk management, the Board has directed the ERM Committee to review its activities with the full Board on a periodic basis, and the Board monitors management’s processes, reviews management’s risk analyses and evaluates our ERM performance. In addition, regularly-scheduled meetings of our Board from time to time include an in-depth review of one or more significant enterprise risk focus topics.
Pursuant to their respective charters, each of the committees of our Board assists in the Board’s oversight of risk as follows:
•in accordance with its charter and NYSE listing standards, our Audit Committee regularly reviews with management, our Vice President – Internal Audit, and our independent registered public accounting firm, the quality and adequacy of our system of internal accounting, financial, disclosure and operational controls, including policies, procedures and systems to assess, monitor and manage business risks, as well as compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, oversight of risk from cybersecurity threats, and discusses with management and our Vice President – Internal Audit policies regarding risk assessment and risk management.
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•our Compensation and Human Resources Committee oversees ESG matters that are relevant to the Committee’s oversight responsibilities, including the Human Capital report included in the 2025 10-K Report, risks related to our executive and employee compensation policies and practices, as well as succession planning for executive management other than our CEO.
•our Corporate Governance and Nominating Committee oversees succession planning for our CEO and oversees, from a corporate governance perspective, the manner in which the Board and its committees review and assess enterprise risk.
•our EHSS Committee oversees management’s plans, programs and processes to evaluate and manage EHSS risks to our business, operations and products; the quality of management’s processes for identifying, assessing, monitoring and managing the principal EHSS risks in our businesses; and management’s objectives and plans (including means for measuring performance) for implementing our EHSS risk management programs.
Each of these Committees reports to the full Board on significant matters discussed at their respective meetings, including matters relating to risk oversight.
Committees of the Board of Directors
Our Board has four standing committees, with each of them composed entirely of independent directors:
•Audit;
•Compensation and Human Resources;
•Corporate Governance and Nominating; and
•Environmental, Health, Safety and Sustainable Development.
Each of these committees plays a significant role in the discharge of our Board’s duties and obligations and routinely meets in private session without the CEO or other members of management in attendance. Each of the four committees operates under a written charter which is available on our website at www.mosaicco.com under the “Investors – Governance – Governance Documents” caption.

Audit Committee	No. of Meetings in 2025:	8

Five Members:
The Board has determined that all of the Audit Committee’s members are financially literate and meet the independence requirements of the NYSE and the SEC.

The Board has further determined that each of Cheryl K. Beebe, Gregory L. Ebel, Sonya C. Little, and David T. Seaton qualifies as an “audit committee financial expert” as the term is defined by the SEC.

•	Cheryl K. Beebe, Chair
•	Gregory L. Ebel
•	Sonya C. Little
•	David T. Seaton
•	João Roberto Gonçalves Teixeira

Key Responsibilities:
•appointment, retention, compensation and oversight of the work of our independent registered public accounting firm;

•reviewing the scope and results of the annual independent audit and quarterly reviews of our financial statements with the independent registered public accounting firm, management and internal auditor;

•review and approval of the internal audit plan and reviewing the audit results;
•reviewing the quality and adequacy of internal control systems with management, the internal auditor and the independent registered public accounting firm;

•reviewing with the independent registered public accounting firm and managing the application and impact of new and proposed accounting rules, regulations, disclosure requirements and reporting practices on our financial statements and reports;

•oversight of risk from cybersecurity threats;
•periodically reviewing ESG matters that are relevant to the Audit Committee’s oversight responsibilities; and
•reviewing the Audit Committee Report included in this Proxy Statement.
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Compensation and Human Resources Committee	No. of meetings in 2025:	5
Five Members:
•	Timothy S. Gitzel, Chair	None of our Compensation and Human Resources Committee’s members also serve as our officers or employees, and all of its members, including its Chair, meet the independence requirements of the NYSE and the SEC.
•	Jody L. Kuzenko
•	David T. Seaton
•	Kathleen M. Shanahan
•	Gretchen H. Watkins

Key Responsibilities:
Assists the Board in oversight of compensation to our executives and employees and other significant human resource strategies and policies. This includes, among other matters, the principles, elements and proportions of total compensation to our CEO and other executive officers, evaluation of our CEO’s performance and broad-based compensation, benefits and rewards and their alignment with our business and human resource strategies. The responsibilities of our Compensation and Human Resources Committee include, among others:
•Chief Executive Officer Compensation:
w	reviewing and recommending to our independent directors the amount and mix of direct compensation paid to our CEO; and
w	establishing the amount and mix of executive benefits and perquisites for our CEO.
•Other Executive Officers’ Compensation. Establishing the amount and nature of direct compensation and benefit programs for our other executive officers.
•Severance, Change-in-Control and Other Termination Arrangements:
w	reviewing and recommending to our independent directors the levels of compensation under severance, change-in-control and other termination arrangements for our CEO;
w	establishing any change-in-control and other termination arrangements for our other executive officers; and
w	adopting appropriate forms of agreements reflecting such arrangements.
•Incentive Plans:
w	reviewing and recommending measures and weightings to our Board under short- and long-term incentive plans for executive officers;
w	recommending to our independent directors awards under these plans to our CEO; and
w	approving awards under these plans to our other executive officers.
•Other Benefit Plans:
w	overseeing the design and administration of our stock option, incentive and other executive benefit plans; and
w	oversight of Company sponsored pension, retirement or welfare benefit plans applicable to salaried employees.
Also oversees:
•our public disclosure of compensation matters in our proxy statements;
•our solicitation of stockholder approval of compensation matters;

•risks related to our executive and employee compensation policies and practices, including the design of executive and employee compensation programs to mitigate financial, stockholder, reputation and operation risks;

•ESG matters that are relevant to the Committee’s oversight responsibilities, including the Human Capital report included in the 2025 10-K Report; and

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Delegations of Authority
•our Compensation and Human Resources Committee’s charter provides that it may delegate its authority to a subcommittee of its members.

•our Compensation and Human Resources Committee may also delegate its authority when authorized to do so by one of our compensation plans. Our 2023 Stock and Incentive Plan, 2014 Stock and Incentive Plan and 2004 Omnibus Stock and Incentive Plan each expressly permits the committee to delegate authority as it deems appropriate.

Additional information about our Compensation and Human Resources Committee’s responsibilities and its processes and procedures for consideration and determination of executive compensation is included in our Compensation Discussion and Analysis, under “Executive Compensation Governance - Key Roles in Named Executive Officer Compensation Process.”

Corporate Governance and Nominating Committee		No. of Meetings in 2025:	4
Five Members:
•	Kelvin R.Westbrook, Chair	The Board has determined that all the Corporate Governance and Nominating Committee’s members meet the independence requirements of the NYSE and the SEC.
•	Cheryl K. Beebe
•	Gregory L. Ebel
•	Timothy S. Gitzel
•	Emery N. Koenig
Key Responsibilities:
•recommending to the Board a set of corporate governance guidelines and providing ongoing oversight of governance;
•recommending to the Board nominees for director;
•recommending to the Board all committee assignments;
•developing and recommending to the Board a compensation and benefits program for the non-employee directors;
•overseeing the Board and committee annual evaluation process, including peer review;
•overseeing, from a corporate governance perspective, the manner in which the Board and its Committees review and assess enterprise risk;
•reviewing and approving certain transactions involving related persons;
•periodically review ESG matters that are relevant to the Corporate Governance and Nominating Committee’s oversight responsibilities; and
•reviewing the succession plan for the CEO.

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Environmental, Health, Safety and Sustainable Development Committee	No. of Meetings in 2025:	5
Five Members:
•	Emery N. Koenig, Chair
•	Jody L. Kuzenko
•	João Roberto Gonçalves Teixeira
•	Gretchen H. Watkins
•	Kelvin R. Westbrook

Key Responsibilities:
Provides oversight of our EHSS strategic vision and performance, including the safety and health of employees and contractors; environmental performance; the systems and processes designed to manage EHSS risks, commitments, public responsibilities and compliance; relationships with an impact on communities with respect to EHSS matters; public policy and advocacy strategies related to EHSS issues; and achieving societal support of major projects. Its responsibilities include, among others:
•overseeing the effectiveness of management’s systems, policies and processes that support our EHSS goals, commitments and compliance obligations;
•review, approve and recommend the environment, health and safety (“EHS”) measures and goals to be included in the Company’s annual short-term incentive plans;
•conducting an annual environmental, health and safety management system review;
•reviewing with management compliance with environmental, health and safety laws, and pending or threatened environmental, health and safety proceedings;
•overseeing management’s responses to significant emerging EHSS issues;
•monitor environmental and sustainability performance and progress toward companywide targets;
•reviewing sustainability issues, including product stewardship;
•overseeing our processes and practices for stakeholder engagement on EHSS matters;
•periodically review ESG matters that are relevant to the Committee’s EHSS oversight responsibilities; and
•overseeing our processes for managing EHSS risks.

Other Corporate Governance Policies and Practices
Board Leadership Structure
As provided in our Corporate Governance Guidelines, our Board retains the right to exercise its discretion in combining or separating the offices of Board Chair and CEO. Our Board believes that this issue is part of the succession planning process and that it is in the best interests of Mosaic for the Board to make a determination when it elects a new CEO.
At the present time, we have separated these two offices, with Mr. Ebel serving as our independent Board Chair and Mr. Bodine serving as our CEO. Our Board believes that separating these positions:

•allows our independent Board Chair to focus on governance oversight and advice to management; and
•allows our CEO to devote his time and efforts to the management and operation of Mosaic, including the development and implementation of our business strategies.

In his role as independent Board Chair, Mr. Ebel, among other things:

•leads the Board’s process for assessing the performance of the CEO;
•acts as a liaison between the Board and senior management;
•establishes, prior to the commencement of each year and in consultation with the Corporate Governance and Nominating Committee, a schedule of agenda subjects to be discussed during the year;
•approves the agenda for each regular Board meeting in consultation with the CEO;
•presides over each Board meeting; and
•presides over private sessions of the non-management directors at regular Board meetings.
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Evaluation of Board Performance
In order to continue to evaluate and improve the effectiveness of the Board, under the guidance of the Corporate Governance and Nominating Committee, our directors annually evaluate the Board’s performance, including the performance of each Board committee. The evaluation process includes a survey of the individual views of directors, a summary of which is then shared with the Board, as well as peer review of directors. The Corporate Governance and Nominating Committee annually evaluates its own performance as well as the performance of the Board as a whole, including peer review, and each other Board committee annually evaluates its own performance.
Executive Sessions
The non-management directors, each of whom are independent, meet in executive session at each regular Board meeting without the CEO or other members of management in attendance. Mr. Ebel, our Board Chair, presides at these sessions. Similarly, all Board committees regularly meet in executive session without management.
Director Meeting Attendance
Directors are expected to regularly attend Board meetings and meetings of committees on which they serve and to spend the time necessary to properly discharge their responsibilities. In addition to attendance at Board and committee meetings, directors discharge their responsibilities throughout the year by personal meetings and telephone or video conference contact with our executive officers and others regarding our business and affairs. Our full Board held 5 regular meetings and 1 special meeting during 2025. Each director was present for more than 75% of the aggregate number of meetings of the Board and committees of the Board of which such director was a member that occurred during 2025.
All directors and director nominees are expected to attend our annual meeting of stockholders. Last year, all of our then-serving directors attended the 2025 Annual Meeting.
Director Commitments
Given the demands placed on directors of public companies, directors generally should not serve on more than three other public company boards (or any other board or other governing body of an organization that involves substantially similar responsibilities and requires a substantially similar time commitment) without first obtaining the prior approval of the Corporate Governance and Nominating Committee. Furthermore, no director shall serve as a director, officer or employee of the Company’s competitors. Directors should advise the Chair of the Board and the Chair of the Corporate Governance and Nominating Committee in advance of accepting an invitation to serve on another public company board, and in advance of accepting a position as an officer or employee of any competitor of the Company. No member of the Audit Committee may simultaneously serve on more than two other public company audit committees unless the Board determines that doing so would not impair the director’s service on the Board or the Audit Committee.
Communications with the Board
The Board believes that accessibility to the members of our Board is an important element of our corporate governance practices and has adopted a policy regarding communications with our Board. Pursuant to the policy, our Senior Vice President, General Counsel and Corporate Secretary serves as confidential intermediary between stockholders or other interested parties and our Board. Communications addressed to the Board as a whole, other than those described below, will be forwarded to the Board Chair. Communications, other than those described below, addressed to an individual director will be forwarded to such named director.
Stockholders and interested parties are offered several methods for communication with the Board, including via e-mail and through a toll-free telephone number monitored by the office of our Senior Vice President, General Counsel and Corporate Secretary. They may:

•contact our Board via our toll-free telephone number at (877) 261-2609 inside the United States, or call collect to (503) 726-3224 outside the United States;

•send written communication in care of our Senior Vice President, General Counsel and Corporate Secretary at The Mosaic Company, 101 East Kennedy Boulevard, Suite 2500, Tampa, Florida 33602 or by means of e-mail messages to generalcounsel@mosaicco.com;

•send e-mail messages to our Board, including the independent Chair or the non-management directors as a group, to directors@mosaicco.com; or
•send communications relating to accounting, internal accounting controls or auditing matters by means of e-mail messages to auditchair@mosaicco.com.
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Any such communications by employees may be made on a confidential and/or anonymous basis. Stockholders making such communication are encouraged to state that they are security holders and provide the exact name in which their shares are held and the number of shares held.
“Spam” such as advertising, solicitations for business, requests for employment or requests for contributions will not be forwarded.
Our Senior Vice President, General Counsel and Corporate Secretary, or a member of his staff under his direction, may handle in his discretion any communication that is described within any of the following categories:

•routine questions, complaints and comments that management can appropriately address;
•routine invoices, bills, account statements and related communications that management can appropriately address;
•surveys and questionnaires; and
•requests for business contacts or referrals.
In these cases, he will provide a copy of the original communication to the Board Chair (or to the Chair of the Corporate Governance and Nominating Committee) and advise of any action taken with respect to the communication. Our Senior Vice President, General Counsel and Corporate Secretary, or a member of his staff, will forward any communications not clearly addressed as set forth above to the Board Chair for handling.
The full text of our policy regarding stockholder communications with the Board is available on our website at www.mosaicco.com under the “Investors – Governance – Governance Documents” caption.
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the New York Stock Exchange listing standards. A complete copy of our insider trading policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Policy and Procedures Regarding Transactions with Related Persons
Our Board, upon the recommendation of the Corporate Governance and Nominating Committee, has adopted a Related Person Transactions Approval Policy. A copy of the policy is available on our website at www.mosaicco.com under the “Investors – Governance – Governance Documents” caption.
The Related Person Transactions Approval Policy delegates to our Corporate Governance and Nominating Committee responsibility for reviewing and approving transactions with “related persons” that are required to be disclosed under the rules of the SEC. Under the policy, a “related person” includes any director, executive officer or 5% stockholder and members of their immediate family.
Our Related Person Transactions Approval Policy applies to transactions that involve a related person where we are a participant and the amount involved exceeds, or is reasonably expected to exceed, $120,000, and in which the related person otherwise has a direct or indirect material interest, as well as any amendment or modification to an existing related person transaction.
No director may participate in any discussion or approval of a related person transaction for which he or she is a related person, except that the director is required to provide to the Corporate Governance and Nominating Committee all material information concerning the related person transaction as may be requested by the committee. Any related person transaction that is not approved will be voided, terminated or amended, or such other actions will be taken in each case as determined by the Corporate Governance and Nominating Committee so as to avoid or otherwise address any resulting conflict of interest.
Related person transactions under the policy do not include:

•any transaction where the related person’s interest derives solely from the fact that he or she serves as a director or officer of a not-for-profit organization or charity that receives donations from us in accordance with a matching gift program of ours that is available on the same terms to all of our employees;

•indemnification payments made pursuant to our Certificate of Incorporation or Bylaws or pursuant to any agreement between us and the related person;
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•any transaction that involves compensation to a director (if such arrangement has been approved by our Board) or executive officer (if such arrangement has been approved, or recommended to the Board for approval, by the Compensation and Human Resources Committee of our Board or is otherwise available generally to all of our salaried employees) in connection with his or her duties to us, including the reimbursement of business expenses incurred in the ordinary course in accordance with our expense reimbursement policies that are applicable generally to all salaried employees; or

•any transaction entered into in the ordinary course of business pursuant to which the related person’s interest derives solely from his or her service as a director or employee (including an executive employee) of another corporation or organization that is a party to the transaction and (i) the related person does not receive directly any compensation or other direct material benefit of any kind from the other corporation or organization due, in whole or in part, to the creation, negotiation, approval, consummation or execution of the transaction, and (ii) the related person is not personally involved, in his or her capacity as a director or employee of the other corporation or organization, in the creation, negotiation or approval of the transaction.

In determining whether to approve a related person transaction, the Corporate Governance and Nominating Committee will consider, among others, the following factors to the extent it deems relevant:

•whether the terms of the related person transaction are fair to us and on terms at least as favorable as would apply if the other party was not or did not have an affiliation with a director, executive officer or 5% stockholder of ours;

•whether there are demonstrable business reasons for us to enter into the related person transaction;
•whether the related person transaction could impair the independence of a director under our Director Independence Standards;

•whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors our Corporate Governance and Nominating Committee deems relevant; and

•whether the related person transaction is permitted under the covenants pursuant to our material debt agreements.
Director Education Policy
Our Board believes that our stockholders are best served by a board of directors comprised of individuals who are well versed in modern principles of corporate governance and other subject matters relevant to board service. Our Board has adopted a Director Education Policy that encourages all directors to pursue ongoing education and development studies on topics that they deem relevant given their individual backgrounds and committee assignments on the Board. In order to facilitate ongoing education, our management provides to our directors on a periodic basis pertinent articles and information relating to our business and our competitors and to corporate governance and regulatory issues, as well as presentations by subject matter experts on new legal and regulatory requirements. We also maintain a membership for each of our directors in an organization dedicated to corporate governance and ongoing education, and fund the reasonable costs of attending director education programs. Directors serving on multiple boards are encouraged to obtain pro rata reimbursement of their director education expenses from each corporation that they serve. Prior approval for attendance is obtained from the chair of the Corporate Governance and Nominating Committee in each case where a director intends to seek reimbursement of the cost of attendance.

Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics (the “Code of Ethics”) is a statement of our high standards for ethical and legal compliance, and it governs the manner in which we conduct our business. All of our employees, officers, directors, agents and representatives, including consultants, are expected to comply with our Code of Ethics. Each of our directors and officers, as well as over 4,800 other employees in our last annual certification cycle, is requested annually to certify compliance with the Code of Ethics. A copy of our Code of Ethics is available on our website at www.mosaicco.com under the “Investors – Governance – Governance Documents” caption.
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DIRECTOR COMPENSATION
Overview

Non-Employee Directors. The Corporate Governance and Nominating Committee reviews our director compensation program on an annual basis to ensure that it is competitive with market practices. Although matters of director compensation ultimately are the responsibility of the full Board, the Corporate Governance and Nominating Committee evaluates director compensation levels, makes recommendations regarding the structure of director compensation, and develops a director pay philosophy that is aligned with the interests of our stockholders. Our director compensation program is reviewed annually, however, our Corporate Governance and Nominating Committee expects that, absent special circumstances, director compensation levels would be adjusted no more frequently than every two years.

As provided in our Corporate Governance Guidelines, our Corporate Governance and Nominating Committee, in making recommendations regarding director compensation, is guided by three goals:
•compensation should fairly pay directors for work required for a company of our size and scope;
•compensation should align directors’ interests with the long-term interests of stockholders; and
•the structure of compensation should be simple, transparent and easy for our stockholders to understand.

In the course of conducting its review of director compensation, the Corporate Governance and Nominating Committee from time to time reviews various formal studies regarding director compensation practices at public companies, as well as a variety of other data sources. Our Corporate Governance and Nominating Committee also has the sole authority to select, retain and terminate an independent compensation consultant and to approve the consultant’s fees and other retention terms. Pay Governance, LLC has also provided benchmarking data from time to time.

Employee Directors. Directors who are employees receive no director fees or other separate compensation for service on the Board or any committee of the Board for the period during which they are employees. During 2025, Bruce M. Bodine, our President and CEO was an employee and director. All compensation earned by Mr. Bodine is set forth under “Executive Compensation Tables” beginning on page 53.

Director Compensation Policy
The director compensation policy provides for the following retainers for our non-employee directors:
•an annual cash retainer of $200,000 to our Board Chair and $125,000 to each other director;
•an annual cash retainer of $25,000 to the Chair of our Audit Committee; and
•an annual cash retainer of $20,000 to each director who serves as Chair of our Compensation and Human Resources Committee, Corporate Governance and Nominating Committee or EHSS Committee.
In addition, the director compensation policy provides for an annual grant of RSUs, with a grant date fair value of $262,500 for our Board Chair and $175,000 for each other non-employee director. New non-employee directors elected to our Board on a date other than the date of our annual meeting of stockholders will receive a prorated grant of RSUs effective on the date of their election to our Board.
The RSUs are granted following each annual meeting where a non-employee director is elected or re-elected and vest on the date of the next annual meeting. We establish the number of shares subject to the grant of RSUs by dividing the target value of the grant by the closing price of a share of our Common Stock on the date of grant. If a director ceases to be a director prior to vesting, the director will forfeit the RSUs except in the event of death (in which case the RSUs will vest immediately) or unless otherwise determined by our Corporate Governance and Nominating Committee. Vested but unissued RSUs of a director who is removed for cause will be forfeited, and as to RSUs for which an election has been made under our long-term equity deferral plan, shares will be issued in accordance with the director’s election. The RSUs include dividend equivalents which provide for payment of an amount equal to the dividends paid on an equivalent number of shares of our Common Stock and which will be paid
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following vesting of the award. A director may elect up to half of the RSUs granted to the director to be paid in cash rather than shares of Common Stock.
The Mosaic Non-Qualified Deferred Compensation Plan permits a director to elect to contribute up to 100% of the director’s fees on a tax-deferred basis until distribution of the participant’s plan balance. A participant’s balance accrues gains or losses at rates equal to those on various investment alternatives selected by the participant. The available investment alternatives are the same as are available for selection by participants as investments under the Mosaic 401(k) Plan, a defined contribution plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), except that the Mosaic Stock Fund investment alternative is excluded. Because the rate of return is based on actual investment measures, no above-market earnings are paid. The Mosaic Non-Qualified Deferred Compensation Plan provides that our Board, as constituted immediately before a change-in-control (as defined in the plan), may elect to terminate the plan. A termination would result in lump-sum payments to participants of their account balances under the plan.
Our unfunded non-qualified equity deferral plan and the applicable RSU award agreements allow eligible directors to elect to contribute all or a portion of annual RSU grants to the plan. Contributions are made on a tax-deferred basis until distribution in accordance with a payment schedule selected by the director at the time of his or her deferral election. For each share that would have been issued under an RSU award but for an election to defer its receipt, the director will be credited with a recordkeeping amount of cash equal to the dividends per share paid or payable to holders of our Common Stock on a share of our Common Stock. This recordkeeping amount will be paid out consistent with the payment dates specified in the plan.
We do not pay meeting fees, and we do not provide any perquisites to our non-employee directors except for reimbursement of travel expenses when spouses attend Board functions.
The following table and accompanying narrative and notes provide information about our compensation for service as a non-employee director during 2025.
2025 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	All Other Compensation(4)	Total
Cheryl K. Beebe	$150,000	$174,989	$6,444	$331,433
Gregory L. Ebel	$200,000	$262,502	$9,665	$472,167
Timothy S. Gitzel(5)	$145,000	$174,989	$6,444	$326,433
Emery N. Koenig	$145,000	$174,989	$6,444	$326,433
Jody L. Kuzenko(5)	$125,000	$174,989	$6,444	$306,433
Sonya C. Little	$89,236	$174,989	$1,062	$265,287
David T. Seaton	$125,000	$174,989	$6,444	$306,433
Kathleen M. Shanahan	$89,236	$174,989	$1,062	$265,287
João Roberto Gonçalves Teixeira	$125,000	$174,989	$6,444	$306,433
Gretchen H. Watkins	$125,000	$174,989	$6,444	$306,433
Kelvin R. Westbrook	$145,000	$174,989	$6,444	$326,433

(1)Reflects the aggregate amount of the cash retainers earned or paid for 2025.
(2)Reflects the grant date fair value for RSUs granted to directors, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, or FASB ASC 718. The assumptions used in our valuation of these awards are discussed in note 21 to our audited financial statements for 2025 included in the 2025 10-K Report.
(3)The following table shows the number of RSUs held at December 31, 2025 by each non-employee director who served during 2025:

Director	Restricted Stock Units Held at December 31, 2025 (#)	Vesting Date
Gregory L. Ebel	7,310	5/29/2026
Each of Cheryl K. Beebe, Timothy S. Gitzel, Emery N. Koenig, Jody L. Kuzneko, Sonya C. Little, David T. Seaton, Kathleen, M. Shanahan, João Roberto Gonçalves Teixeira, Gretchen H. Watkins, and Kelvin R. Westbrook	4,873	5/29/2026
(4)Reflects dividend equivalent payments for 2025. Dividend equivalents are unfunded, do not bear interest and are not paid unless the shares that are subject to the RSU are issued.
(5)Mr. Gitzel and Ms. Kuzenko received their Non-Employee Director Compensation in Canadian Dollars. Amounts paid were converted from U.S. into Canadian Dollars at the Federal Reserve Board - Foreign Exchange Rate on the date of payment.
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EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes the material elements of our executive compensation program for our Named Executive Officers (“NEOs”) for 2025. Our NEOs are:

2025 Named Executive Officers(1)
Bruce M. Bodine	President and Chief Executive Officer
Luciano Siani Pires	Executive Vice President and Chief Financial Officer
Karen A. Swager	Executive Vice President - Operations
Yijun (“Jenny”) Wang	Executive Vice President - Commercial
Walter F. Precourt III	Senior Vice President and Chief Administrative Officer
(1) Titles as of December 31, 2025
Changes in Executive Leadership Team:
•Effective January 1, 2025, Luciano Siani Pires was elected Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”).

Executive Compensation Overview
We operate in a cyclical and seasonal industry in which profitability is significantly influenced by commodity prices and other external factors, including the price, supply and demand of our fertilizer products and the key inputs used in our production processes. While certain factors are within management’s control, others are not. Accordingly, our incentive programs emphasize key financial and operational performance metrics that appropriately reflect the impact of external market conditions while remaining substantially within management’s ability to influence outcomes.
The Company’s executive compensation program is designed to target total direct compensation through a balanced mix of base salary, short-term incentives tied to financial, operational, strategic, safety and sustainability performance and long-term incentives linked to stock price performance, long-term value creation and shareholder returns.
2025 Compensation Overview:
•As in previous years, the majority of the target total direct compensation for fiscal year 2025 was performance-based and “at risk”, tied to the achievement of financial, operational and stock price performance objectives described below.
•The annual short-term incentive plan continues to focus on core business and financial performance metrics. The incentive metrics for 2025 include, Free Cash Flow, adjusted EBITDA (Price Normalized Earnings), Selling, General & Administrative expenses (“SG&A”), Safety and Sustainability metrics, as well as individual strategic goals.
–Financial metrics continued to be the primary focus of our short-term incentive plans, with a 60% weighting. The performance metrics for 2025 included Incentive Free Cash Flow, Incentive Adjusted EBITDA (Price Normalized Earnings), Selling, General & Administrative expenses (“SG&A”);
–Safety and Sustainability metrics accounted for 20% weighting. Our Safety scorecard tracked progress toward our three focus areas including Lost Time Injury Rate, Corrective Actions, and Safety Culture, as well as strong emphasis on the Mosaic Management System (“MMS”), which acted as a pay qualifier “gate”. Our Sustainability metric focused on evaluating projects that drive environmental risk reduction; and
–For the Company’s executive officers, individual strategic goals focused on leading indicators of future financial performance, with a 20% weighting.
•Payouts to our NEOs under the short-term incentive plan ranged from 44.8% to 52.2% of target, based on the Company’s performance relative to the 2025 incentive plan targets, considering the progress achieved
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on our Safety and Sustainability goals and each NEOs performance against their individual strategic goals.
•Long-term incentive awards granted to NEOs in 2025 for the three-year performance period ending in February 2028 consisted of 40% time-based RSUs and 60% TSR performance units.
–RSUs granted in 2025 to our NEOs will vest on the third anniversary of the grant date, following a three‑year cliff‑vesting schedule.
–TSR performance units awards granted in 2025 to our NEOs:
◦are one-half stock-settled and one-half cash-settled;
◦require positive adjusted net earnings and 10% TSR growth over the three-year performance period to earn target awards; and
◦vest after three-years, followed by an additional one-year holding period on the stock-settled portion of the award.
•TSR performance units granted in 2022 for the 2022 to 2025 performance period, which ended on February 28, 2025, paid out at 57.20% of target.

Compensation Practices and Policies
The Compensation and Human Resources Committee periodically reviews our executive compensation program to ensure that it remains consistent with our pay-for-performance philosophy and, as a whole, reflects what the Compensation and Human Resources Committee believes to be best practices among our peer group and the broader market. Highlights of our 2025 compensation practices and policies are presented below.

WHAT WE DO
✓	A majority of target total direct compensation is at-risk and tied to performance.
✓	We maintain an appropriate balance between short- and long-term compensation to provide appropriate balance between short- and long-term decision making, encourage prudent decision making, and discourage excessive risk taking.
✓
The Mosaic Company Incentive Compensation Recovery (Clawback) Policy is intended to conform with the New York Stock Exchange ("NYSE") listing standards that require recovery of erroneously awarded incentive compensation in the event the Company is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirements.

✓	Executive change-in-control agreements and long-term incentive awards require "double trigger" vesting in the event of a change-in-control.
✓	We have adopted stock ownership guidelines of 5x annual salary for the CEO and 3x annual salary for other executive officers, with a requirement to hold 100% of all shares acquired from vested equity until the required ownership level is achieved.
✓	The Compensation and Human Resources Committee engages an independent executive compensation consultant and has access to other independent advisors.
✓	We hold an annual advisory vote to approve the compensation of our NEOs.

WHAT WE DON’T DO
✗	We do not enter into executive employment agreements with lengthy terms or evergreen provisions.
✗	We do not award uncapped incentives that could contribute to excessive risk taking.
✗	We do not provide tax gross-ups under our executive change-in-control agreements.
✗	We do not permit hedging or pledging of Mosaic stock.
✗	We do not reprice options under our stock plan.
✗	We do not pay dividends or dividend equivalents on unearned total stockholder return ("TSR") performance units or RSUs.
✗	We do not provide excessive perquisites for the NEOs; perquisites are limited to restoration provisions and those that require a specific business rationale.

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CEO 2025 Reported versus Realized Pay: Short-Term Incentive
Our Compensation and Human Resources Committee believes it is helpful to look at performance-based compensation from the perspective of the value actually realized compared to the value that was reported. The chart below shows the target annual short-term incentive opportunities for our CEO, as reported, compared to actual payouts, for the period ended on December 31, 2025.
(a) The fiscal year 2025 marks the second year of Mr. Bodine’s tenure as President and Chief Executive Officer.
(b) Target Award represents the target short-term incentive award as reported for our CEO in the Grant of Plan-Based Awards Table.
(c) Realized Award represents the actual short-term incentive award earned based on fiscal years 2024 and 2025 performance, as reported for our CEO in the Summary Compensation Table.

2025 Stockholder Support of Executive Compensation Programs
We provide our stockholders with the opportunity to cast a say-on-pay vote each year. At our 2025 Annual Meeting, approximately 93.5% of the votes cast were in favor of the advisory vote to approve the compensation of our NEOs. In view of favorable votes in prior years, we believe that these results demonstrate strong stockholder support for our compensation programs. In light of this strong stockholder support, we did not make material changes to our executive compensation programs for 2025.
Stockholder Engagement
Our annual outreach program is designed to maintain an ongoing relationship with investors to better understand their issues and perspectives on the Company, including compensation practices. To the extent the Company receives specific comments about executive compensation policies or practices, the Compensation and Human Resources Committee will take them into consideration when making its decisions. We plan to continue the outreach program in years to come.

Executive Compensation Program
Compensation Philosophy and Program Objectives
Our executive compensation program aims to align with our stockholders’ interests by tying executive pay to the successful execution of our long-term strategic plan and achievement of our business objectives, as well as to support our ability to attract, retain and motivate key executives. Within this overall compensation philosophy, our Compensation and Human Resources Committee makes executive officer compensation decisions based on strategic progress, desired business direction, individual achievement and relative positioning within our peer group.
Our executive compensation program is designed to build a competitive advantage in a global industry heavily influenced by factors such as fertilizer and other commodity prices. The program is shaped by the realities of a capital-intensive, cyclical and seasonal business with potentially large swings in profitability due to market and other external factors, including:

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•price, supply and demand of our fertilizer products and the key product inputs;
•market prices for end-customer products which have an impact on the demand and/or affordability of products/services;
•weather events and patterns affecting crop yields and prices;
•raw material and energy costs that affect profit margins;
•government fertilizer subsidies and other farm policies; and
•environmental regulations and the costs of compliance and risk abatement.
As a result, our incentive plans reward the achievement of key financial and operational performance metrics, taking into account the impact of external factors, yet are within the control of management. In 2025, the performance metrics for our annual short-term incentive plan, as discussed under “2025 Short-Term Incentive Performance Metrics” on page 36, remained consistent with those of previous years.
In addition to corporate financial metrics which comprise 60% of their target short-term incentive, executive officers continue to have 20% of their short-term incentive target tied specifically to individual strategic goals related to our global strategic priorities, and have 20% tied to our safety and sustainability progress. Program elements are designed to work in concert to meet Mosaic’s business and executive talent objectives in a way that align with the interests of our stockholders. Furthermore, common incentives across the executive officer group promote collaboration, unity of interests and accountability for enterprise results.
When evaluating the competitiveness of our program, we look at total direct compensation rather than each element individually. In this way, we are better able to track and manage program costs in the same manner as other business expenses.
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Elements of Compensation
The elements of our executive compensation program for our NEOs include:

	Compensation Element	Purpose	Key Principles
Fixed	Base Salary	•Provide a fixed level of competitive base pay to attract and retain talent	•Salaries are set based on responsibilities, experience, expertise, organizational impact and leadership competencies.
•Salary levels should be generally competitive with the 50th percentile of our peer group, with allowances for variances to account for performance, tenure, and special responsibilities.
Variable	Short-Term Incentives
•Motivate short-term performance against specified financial and operational
•Align with Mosaic’s global strategic priorities

•Enhance Safety and Sustainability Performance

•Align performance objectives with the interests of our stockholders

•Target short-term incentives range from 75% to 145% of NEOs’ base salary, based on:
      – responsibilities of position
      – experience and expertise in that role
      – consideration of market data
•Potential payouts range from 0% to 200% of target
•Target incentive values are set to achieve target total cash compensation which is competitive and generally approximates the 50th percentile of our peer group.

•Incentive measures reflect key financial and operational performance objectives that account for the impact of external factors, yet are within the control of management. Strategic execution and safety and sustainability progress.
•Common incentives across the executive officer group promote collaboration, unity of interests and accountability for enterprise results.

	Long-Term Incentives	•Link management compensation to stock price performance to align with stockholder interests •Payouts of performance-based awards are subject to a positive adjusted net earnings threshold	•Long-term incentives comprise the majority of the NEOs’ total direct compensation at target.
•Target award levels are based on:
      – responsibilities of position
      – individual contribution to business outcomes
      – company performance
      – consideration of market data
•Long-term incentives may be comprised of performance units, both stock and cash-settled, time-based RSUs.

•Target incentive values are set to achieve total direct compensation which is competitive and generally approximates the 50th percentile of our peer group.
•TSR performance unit payouts can range from 0% to 200% of the target number of units.
•Off-cycle equity awards may be granted for recruitment, retention or promotional purposes. No such awards were granted during fiscal year 2025.

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	Compensation Element	Purpose	Key Principles
Other	Benefits and Perquisites
•Provide limited perquisites to enable our NEOs to focus their attention on business strategies and to allow them to continue to participate in benefit programs on the same basis as other employees without regard to limits imposed by regulation or suppliers.
•Provide competitive programs for wellness, health care, financial security and capital accumulation for retirement.

•NEOs participate in the Mosaic 401(k) Plan and health and welfare plans generally made available to our employees.
•NEOs also participate in the Mosaic Non-Qualified Deferred Compensation Plan which offers restoration provisions to make up for amounts that would have been contributed to the Mosaic 401(k) Plan but for annual contribution limits imposed by the Code.
•NEOs who were employees of Cargill before the 2004 business combination between IMC Global Inc. (“IMC”) and Cargill's fertilizer business have additional pension and retirement benefits.
•NEOs are also offered financial and tax planning, life and disability insurance which restores coverage above supplier typical limits, and an executive physical exam program.

2025 Pay Mix
The following charts illustrate the mix of base pay and short- and long-term incentive compensation that comprised total direct compensation opportunity, at target, for Mr. Bodine and the average target total direct compensation for the other NEOs as a group, represented by each compensation component.
2025 CEO Pay Mix             2025 Other NEO Pay Mix

2025 Compensation Decisions
Setting 2025 Target Compensation
The tables in the sections below show the components of total direct compensation, assuming target performance, as set in March 2025 by our Compensation and Human Resources Committee for each non-CEO NEO, and together with the other independent directors in the case of our CEO’s total direct compensation. In setting total target direct compensation, consideration was given to the responsibilities, experience, expertise, organizational
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impact and leadership competencies as well competitive positioning of each component for comparable roles within our peer group.
Base Salary
We provide base salary as a fixed component of compensation for our NEOs. Our Compensation and Human Resources Committee reviews base salary levels in March and approves any adjustments, typically effective on April 1st of each year. Adjustments are made when appropriate, and generally to maintain the NEOs position with respect to market median.
In addition to the annual review process typically conducted in March, the Compensation and Human Resources Committee may also review base salaries to reflect changes in the scope of responsibilities or new duties assigned to executives.

Named Executive Officer	April 1, 2024(1)	April 1, 2025	% of 2025 Target Total Direct Compensation
Bruce M. Bodine	$1,200,000	$1,260,000	11%
Luciano Siani Pires	N/A	$800,000	20%
Karen A. Swager	$635,000	$675,000	23%
Jenny Wang	$600,000	$640,000	22%
Walter F. Precourt III	$650,000	$670,000	24%
(1) Mr. Siani Pires became a NEO effective January 1, 2025. Accordingly, his base salary as of April, 2024 is not applicable (N/A).

Short-Term Incentive Program
Overview

Our executive officers and non-sales salaried employees globally participate in annual short-term incentive plans. For executive officers, these metrics are complemented by individual strategic objectives tied to the execution of the Company’s global strategic priorities, which are discussed in “Executing Our Strategy” on page 6. The use of common performance metrics across the executive officer group promote collaboration, unity of interests and accountability for enterprise-wide results.
Our NEOs are eligible to earn annual cash incentive compensation under our short-term incentive plan. Short-term incentive opportunities ranged from 75% to 145% of base salary for our NEOs. Cash incentives are awarded in March of each year and are payable only if, and to the degree, we achieve enterprise-wide performance metrics. Our Compensation and Human Resources Committee has the ability to exercise negative discretion to reduce or eliminate payouts under the short-term incentive plan if it deems appropriate.
The Compensation and Human Resources Committee (i) evaluated NEOs performance against their strategic goals; and (ii) at the recommendation of the CEO, reduced the awards paid to NEOs due to the safety incident which resulted in a fatality, as discussed in the “2025 Short-Term Incentive Actual Payouts” section beginning on page 38, but did not otherwise apply any discretion in respect of 2025 incentives.

Named Executive Officer	2024 Target Opportunity as % of Base Salary(1)	2025 Target Opportunity as % of Base Salary	2025 Target Payout	% of 2025 Target Total Direct Compensation
Bruce M. Bodine	140%	145%	$1,827,000	17%
Luciano Siani Pires	N/A	90%	$720,000	18%
Karen A. Swager	75%	80%	$540,000	19%
Jenny Wang	75%	80%	$512,000	18%
Walter F. Precourt III	75%	75%	$502,500	18%
(1) Mr. Siani Pires became a NEO effective January 1, 2025. Accordingly, his 2024 target opportunity is not applicable (N/A).

2025 Short-Term Incentive Performance Metrics
The performance metrics utilized in our short-term incentive plan are linked to achievement of our business strategies and indicators of operational excellence while driving stockholder value. We believe these measures
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promote behaviors that will further our efforts to: (1) improve on our position as a low cost producer of fertilizer products, (2) grow sales and improve margins, including development of new products that improve crop yields, (3) produce strong, consistent cash flow and manage working capital, (4) make progress on our Safety and Sustainability initiatives and performance, (5) make new capital investments that support our strategies, and (6) execute on the annual projects related to the Company’s global strategic priorities. While the NEOs have individual strategic goals, the remainder of their short-term incentive measures are corporate goals.

Short-Term Incentive Performance Metrics	Weight	Purpose and Structure
Incentive Adjusted EBITDA - Price Normalized Earnings(1)	25%
•Directly linked to operating earnings results through Production Volume, Production Cost, Sales Volume, and Margins as budgeted.
•Focus on execution for the annual targets, adjusting the market volatility for both up-side and down-side, keeping leadership and participants focused on the non-price-related aspects of earnings, achieving production targets and managing fixed and variable costs, as well as Company profitability.

Incentive Free Cash Flow(1)	25%
•Cash generation is a key priority for the Company. The metric focuses on our ability to generate cash and support our investment grade credit rating. It is essential to improve the company’s capacity to make new investments and/or reduce debt.
•Performance targets are developed considering the annual budget and correspond to cash flow expectations communicated to investors.
•Targets are derived from budgeted enterprise operating earnings, cash flow from operations and sustaining capital expenditures, replacing certain non-cash items with related cash outlays (e.g., cash taxes vs. accounting taxes).

Incentive SG&A(1)	10%	•Focuses on managing non-production expenses, which include headcount, third-party services, consulting, travel, general expenses, and others.
Safety	15%
•Focus on three key areas: (i) a lagging safety performance indicator, the Lost Time Injury Frequency Rate (LTIFR), (ii) Corrective Actions, and (iii) measured improvement in four safety culture attributes. Additional details regarding this metric are provided in Appendix A.

Sustainability	5%
•Focuses on environmental risk reduction, evaluating projects that drive progress toward the company’s targets, enhance efficiency, optimize resource usage, and contribute to the long-term sustainability of our business.

Individual Strategic Goals	20%
•Focuses on achieving key milestones of our global strategic priorities.
•Each NEO has two to four specific individual goals which are reviewed and approved by the Compensation and Human Resources Committee and, with respect to the CEO, the Board of Directors, in the first quarter of the year. All of the goals link directly to our global strategic priorities. These goals are intended to be leading indicators of future financial and operational success of the Company.

(1) Non-GAAP measures are described in Appendix A to this Proxy Statement.

2025 Short-Term Incentive Performance Levels
The financial, safety and sustainability performance metrics used under the short-term incentive plan for our NEOs are aligned with those applicable to our global non-sales salaried employees population. This alignment reinforces focus, consistency and a shared commitment across the organization toward achieving performance objectives that we consider rigorous yet attainable and reflective of expected business results. In addition, our NEOs also have two to four individual strategic goals tied to the achievement of milestones related to our global strategic priorities. The following table provides the 2025 performance metrics under the short-term incentive plan and expected payout at threshold, target and maximum performance levels.
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Short-Term Incentive Performance Metrics	Threshold		Target		Maximum
	Performance Level ( if < )	Payout % of Target	Performance Level	Payout % of Target	Performance Level	Payout % of Target
Incentive Adjusted EBITDA - Price Normalized Earnings (1)(2) (millions)	$2,015	—%	$3,358	25%	$4,030	50%
Incentive Free Cash Flow (1)(2) (millions)	$327	—%	$545	25%	$654	50%
Incentive SG&A Company-wide (1)(2) (millions)	$408	—%	$371	10%	$333	20%
Safety(2)(3)		—%		15%		30%
Sustainability(2) (no of projects)	106	—%	129	5%	156	10%
Strategic Goals	Not Achieved	—%	Achieved	20%	Exceptional	40%
Subtotal		—%		100%		200%

(1) Non-GAAP measures are described in Appendix A to this Proxy Statement.
(2) For these performance metrics, linear interpolation is applied when performance falls between threshold and target, and between target and maximum. Once the threshold is met, the payout begins at 20% of target. Target performance results in a 100% payout, and maximum performance results in a 200% payout of target. For any results below threshold, there is no payout.

(3) The Safety metric has a total weighting of 15% and consists of three performance metrics: (i) LTIFR (weighted at 30%), (ii) Corrective Actions (weighted at 30%), and (iii) Improvements in four safety culture attributes (weighted at 40%). Additional details regarding this metric are provided in Appendix A.

2025 Short-Term Incentive Actual Payouts
The following tables provide the results for each performance metric for 2025.

Corporate Performance Metrics (Weighted at 80% of Target Opportunity)	2025 Actual Performance	Performance Factor	Metric Weighting	2025 Actual Payout % of Target
Incentive Adjusted EBITDA - Price Normalized Earnings (1)(2) (millions)	$2,345	40.0%	25.0%	9.9%
Incentive Free Cash Flow (1)(2) (millions)	$(446)	—%	25.0%	—%
Incentive SG&A Company-wide (1)(2) (millions)	$383	73.0%	10.0%	7.3%
Safety(2)(3)		48.7%	15.0%	7.3%
Sustainability(2) (no of projects)	168	200.0%	5.0%	10.0%
Subtotal			80%	34.5%
Discretionary Safety Adjustment				(7.3)%
Adjusted Corporate Goals Subtotal				27.2%

(1) Non-GAAP measures are described in Appendix A to this Proxy Statement.
(2) For these performance metrics, linear interpolation is applied when performance falls between threshold and target, and between target and maximum. Once the threshold is met, the payout begins at 20% of target. Target performance results in a 100% payout, and maximum performance results in a 200% payout of target. For any results below threshold, there is no payout.

(3) The Safety metric has a total weighting of 15% and consists of three performance metrics: (i) LTIFR (weighted at 30%), (ii) Corrective Actions (weighted at 30%), and (iii) Improvements in four safety culture attributes (weighted at 40%). Additional details regarding this metric are provided in Appendix A.

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Meeting Individual Strategic Goals (Weighted at 20% of Target Opportunity)		2025 Actual Payout % of Target
Bruce M. Bodine
•Excel Together: maintain an unwavering commitment to safety and environmental performance; Instill a digital mindset to drive efficiency and continuously improve the customer and employee experience; collaborate globally to make decisions that drive enterprise value and progress toward our strategic priorities.
•Elevate Mosaic’s Core Business: shape Company’s portfolio to maximize returns; focus investments on resilient opportunities where we have a competitive advantage; increase efficiency and operational reliability to improve production volumes and reduce costs.
•Pursue Value-Creating Growth: build strong brand and industry-leading market access to grow performance product and co-product sales and Scale Mosaic Biosciences; develop business options that provide a competitive advantage or reduce risk.
		114.0%
Luciano Siani Pires	•Capital Reallocation: advance capital reallocation strategic initiatives to enhance ROCE; •Cost Savings: deliver the cost‑savings program and identify initiatives that will generate additional recurring EBITDA gains; •Digital Value Capture: achieve the Global Digital Acceleration target and advance high‑return digital initiatives to drive incremental EBITDA; •Bioscience Growth: advance initiatives to unlock value in the Biosciences business.	118.8%
Karen A. Swager	•Asset Rationalization: advance asset rationalization initiatives to improve ROCE and operating efficiency, including the execution of selected strategic projects and planned asset dispositions; •Operational Execution and Productivity: deliver year‑over‑year production improvements in the Phosphate and Potash businesses while achieving targeted production volumes through disciplined operational execution; •Engagement and Culture: advance leadership succession planning for Operations and strengthen execution of the Mosaic Management System to enhance safety performance and operational efficiency.	88.3%
Jenny Wang	•Biosciences Revenue Growth: build the Biosciences business platform and drive significant growth in 2025. •Grow Performance Products: increase MicroEssentials sales volume to 49% of phosphate production, up from 47.5% in 2024. •Expand Distribution business in Brazil: complete the execution of the Palmeirante blend unit construction on time and within budget.	91.7%
Walter F. Precourt III
•Procurement Strategy: deliver targeted procurement savings while advancing high‑impact sourcing, payment‑term optimization and technology‑enabled spend management initiatives;
•Global Enterprise Business Services: advance the transition to an end‑to‑end process‑oriented service model and improve invoice processing stability and on‑time payment performance;
•Human Resources Strategy: advance strategic reviews and enhancements to incentive design, performance management and organizational structure, while strengthening internal leadership development;
•Public Affairs and Government Relations: develop and secure approval for updated long‑term sustainability targets and refine advocacy priorities to support profitability and the Company’s license to operate.
		125.0%

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As a result of below-target performance against the Company’s Incentive Adjusted EBITDA - Price Normalized Earnings, SG&A and Safety metrics, performance below threshold for Incentive Free Cash Flow, partially offset by above-target performance on the Sustainability metric and each NEOs individual performance on strategic goals, the NEOs received short-term incentive payouts ranging from 44.8% to 52.2% of target. The actual payout amount for each NEO is set forth below and in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. The amounts reflect that, at the recommendation of the CEO, the Compensation and Human Resources Committee exercised negative discretion to reduce the awards paid to NEOs due to a safety incident which resulted in a fatality.

Named Executive Officer	2025 Eligible Earnings ($)	2025 Target Opportunity % of Base Salary	Corporate Goals Attainment	Discretionary Safety Adjustment	Corporate Goals Attainment After Safety Adjustment (80% wtg.)	Individual Strategic Goal Attainment (20% wtg.)	Total Payout %	2025 Actual Payout ($)
Bruce M. Bodine	1,245,000	145%	34.5%	(7.3)%	27.2%	114.0%	50.0%	902,100
Luciano Siani Pires(1)	500,000	90%	34.5%	(7.3)%	27.2%	118.8%	50.9%	229,100
Karen A. Swager	665,000	80%	34.5%	(7.3)%	27.2%	88.3%	44.8%	238,500
Jenny Wang	630,000	80%	34.5%	(7.3)%	27.2%	91.7%	45.5%	229,300
Walter F. Precourt III	665,000	75%	34.5%	(7.3)%	27.2%	125.0%	52.2%	260,200
(1) Mr. Siani Pires 2025 Eligible Earnings and 2025 Actual Payout reported above reflect his earnings as a U.S. employee beginning May 16, 2025, his hire date under the U.S. payroll. For the period from January 1, 2025 through May 15, 2025, during which he was employed under the Brazil payroll, he received a bonus amount in Brazilian reais (BRL) of $825,642. Both amounts are determined based on the performance metrics and actual results disclosed on pages 36 and 37. For illustrative purposes, the bonus amount paid in Brazilian currency represents USD $141,005, based on the foreign exchange rate as of December 31, 2025. The amount of USD $370,105 reported as Non‑Equity Incentive Plan Compensation in the Summary Compensation Table represents the sum of (i) USD $229,100 attributable to Mr. Siani Pires’ U.S. employment period, and (ii) USD $141,005, which reflects the bonus amount paid under the Brazil payroll, converted to U.S. dollars solely for disclosure purposes.
Long-Term Incentive Program
Overview
Long-term incentive (LTI) awards are generally made in March of each fiscal year under our 2023 Stock and Incentive Plan (“2023 Plan”). The target value of long-term incentive opportunities for our NEOs varies based on responsibilities of the position, individual contribution to business outcomes, company performance and consideration of market data. In 2025, the awards consisted of 40% RSUs and 60% TSR performance units. One-half of the TSR performance units awarded to our NEOs will be settled in shares of Common Stock and one-half will be settled in cash. The Compensation and Human Resources Committee believes this combination effectively aligns the interests of NEOs with those of our stockholders by tying significant portions of the recipients’ compensation to the market price of our Common Stock while focusing on retention objectives.

Named Executive Officer	2024 LTI Target(1)	2025 LTI Target	% of 2025 Target Total Direct Compensation
Bruce M. Bodine	$7,500,000	$8,000,000	72%
Luciano Siani Pires	N/A	$2,500,000	62%
Karen A. Swager	$1,700,000	$1,700,000	58%
Jenny Wang	$1,600,000	$1,700,000	60%
Walter F. Precourt III	$1,600,000	$1,600,000	58%
(1) Mr. Siani Pires became a NEO effective January 1, 2025. Accordingly, his 2024 LTI target is not applicable (N/A).

RSUs and TSR performance units vest with continued employment through the specified vesting and performance period, respectively, which is generally three years. For TSR performance units, there is an additional one-year holding period on the stock-settled portion of the award. Each type of award includes dividend equivalents, which provide for payment of an amount equal to the dividends paid on an equivalent number of shares of our Common Stock from the date of issuance of each type of award, and which accumulate during the vesting period, but will be paid only with respect to vested units and only when we issue shares of our Common Stock after the awards vest.

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RSUs and TSR performance units are subject to “double trigger” vesting upon a qualified change-in-control, as described under “Potential Payments upon Termination or Change in Control - Treatment of Long-Term Incentive Awards,” on page 64, and vest upon a participant’s death, disability, retirement at or after age 60 with at least five years of service, or pro-rata vesting due to termination without cause after twelve (12) months of the grant date as described within the award agreement (or pursuant to early retirement with the consent of our Compensation and Human Resources Committee).

Time-Based RSUs
RSUs compensate participants based on our stockholder return, and are subject to three-year cliff vesting, which means that the executive must remain employed with the Company for the full vesting period in order to earn any payout. As described in the 2025 LTI agreements, if termination without cause should occur after twelve (12) months of the grant date and prior to the full vesting date, a prorated portion of unvested RSUs shall vest based on the number of months of service completed within the total vesting period.

TSR Performance Units
TSR performance units are performance-based, three-year incentive awards designed to reward executives for creating value for stockholders through Mosaic stock price appreciation and declared dividends.
TSR performance units have both upside and downside potential based on positive or negative TSR performance, and they support our retention objectives with their pay for performance sensitivity.
For awards granted in 2025, TSR performance units will not be earned by NEOs if the Company does not achieve cumulative positive adjusted net earnings* over the three years completed within the performance period. If cumulative positive adjusted net earnings are achieved, a target payout requires TSR growth of 10%. For example, if at the end of the three-year performance period, our stock price plus the value of dividends paid has increased by 10% from the Starting Value as defined in the award agreement, then the payout will be the target number of units granted. If TSR has increased by 20%, the number of units earned will be 111% of the target number of units granted. Conversely, if TSR has declined by 20%, then just 70% of the target number of units granted will vest. No TSR performance units will be earned by executive officers if we do not achieve positive adjusted net earnings or TSR has declined by more than 40% at the end of the three-year performance period. The maximum number of shares of Common Stock issued or settled in cash is earned if TSR has increased by 100%, and the number of shares of Common Stock issued is limited to 200% of the number of performance units awarded on the grant date; the maximum value of shares issued and cash paid is limited to 400% of the Starting Value as defined in the award agreement. For new awards granted in or after 2023, if termination without cause should occur prior to the full vesting date, a prorated portion of unvested TSR performance units shall vest based on the number of months of service completed within the total vesting period. However, the TSR performance units will be settled at the normal time and still be subject to the performance conditions above. The portion of the award that settles in shares is subject to a one-year holding period following vesting.
The following table reflects the range of TSR performance and corresponding payout as a percentage of target performance units, assuming that, for awards granted in 2025, cumulative positive adjusted net earnings are achieved. Performance between these points is interpolated on a straight-line basis.

Performance Level	TSR Growth	Payout as % of Target Performance Units
Maximum	+100%	200%
Target	+10%	100%
Threshold	(40)%	50%
Below Threshold	<(40)%	No Payout
TSR performance unit awards granted in 2022 for the 2022 through 2025 performance period which ended on February 28, 2025, paid out at 57.20% of target.
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Decisions Related to 2026 Long-Incentive Program
Beginning with awards granted in 2026, the Company will transition its RSU awards to ratable vesting. This change is intended to support sustained employee engagement and retention and better reflect market practice. The TSR program will include a multiplicative payout modifier that adjusts payouts by +20% or –20% based on the Company’s relative TSR percentile ranking versus a broad market index. This change is intended to strengthen the link between realized compensation and long‑term stockholder value while limiting the volatility that can result from using relative TSR on its own.

Responsible Share Usage
Our Compensation and Human Resources Committee considers the cost and dilutive implications of long-term incentive grants. Our three-year average annual dilution rate from stock-based incentives is 0.31%. Our three-year average burn rate (defined as the number of option shares plus two times the number of units granted, divided by the total number of shares outstanding as of December 31, 2025) is 0.59%, which is in line with the average burn rate for companies within the basic materials industry.

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Executive Compensation Governance
As described in the table below, we have well-defined roles and responsibilities for the development, approval and management of our executive compensation program. Specific tasks or participation by various parties in the governance process is summarized by role.

Key Roles in Named Executive Officer Compensation Process
Compensation and Human Resources Committee (1)
•Reviews and approves all aspects of our executive compensation program
•Reviews and recommends to our independent directors the amount and mix of total target direct compensation awarded to our CEO
•Annually sets the amount and mix of total direct compensation for the other NEOs
•In making or changing its compensation decisions, the Compensation and Human Resources Committee considers:
–our compensation philosophy and objectives
–advice from its independent compensation consultant
–recommendations by our CEO and Chief Administrative Officer
–internal and external factors including market data for other NEOs

•Periodically reviews Safety and Sustainability matters that are relevant to the Committee’s oversight responsibilities, including the Human Capital report for inclusion in the 2025 10-K Report
•In considering its compensation decisions, the Compensation and Human Resources Committee engages an independent compensation consultant as discussed below.

CEO
•Leads management in furnishing the advice and recommendations requested by the Compensation and Human Resources Committee
•Provides perspective on operating the business including attracting, retaining and motivating our workforce, including key executives, and focusing our workforce’s attention on established goals
•Annually reviews with and presents recommendations to the Compensation and Human Resources Committee for the compensation of each other executive officer

Human Resources
•Assists with incentive program design, objectives, metric goals and payout modeling at the direction of the Compensation and Human Resources Committee
•Furnishes the Compensation and Human Resources Committee with market data and proxy analyses for market context and other information and analyses as requested
•Assists the CEO with proposing pay packages for other NEOs

Independent Compensation Consultant
•The Compensation and Human Resources Committee has sole authority to retain or replace the independent compensation consultant. The Compensation and Human Resources Committee engaged Pay Governance LLC (“Pay Governance”) to act as its independent compensation consultant. The Compensation and Human Resources Committee assessed the consultants’ independence pursuant to the NYSE listing standards and concluded the engagement did not raise any conflict of interest. In 2025, Pay Governance provided its recommendation to the Corporate Governance and Nominating Committee for the Company’s Non-Employee Director Compensation program in addition to supporting the Compensation and Human Resources Committee’s execution of their responsibilities.
•The independent compensation consultant has been retained to provide the following services:
–annual compensation market analysis for each of our executive officers
–recommendations on our executive compensation program structure and design, including market trends and peer group composition
–attendance at and participation in Compensation and Human Resources Committee meetings as requested by our Compensation and Human Resources Committee or its Chair
–presentations of and advice regarding trends in executive compensation at each regularly scheduled Compensation and Human Resources Committee meeting
–review compensation discussion and analysis section of the proxy
–private sessions with the Compensation and Human Resources Committee Chair as requested by the Chair.

Independent Directors
•Annually review CEO performance
•Annually approve mix and amount of CEO total target direct compensation based on performance evaluation
•Establish the level of compensation payable to CEO under any employment, severance, change-in-control or similar compensation arrangements
•Members of the EHSS Committee furnish the Compensation and Human Resources Committee with recommendations on short-term incentive plan EHS measures.

(1) Additional information about the Compensation and Human Resources Committee’s key responsibilities is provided under Committees of the Board of Directors - Compensation and Human Resources Committee on page 22.
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Annual Executive Compensation Process
The Compensation and Human Resources Committee generally meets four times during the year to consider matters related to executive compensation. For the annual review of executive pay, the process begins in August and ends in March as follows:

Month	Work Plan, Decision and Actions
August
•The Committee reviews peer group updates,
•evaluates benefits and perquisites,
•monitors STIP and LTIP performance,
•assesses market trends in preparation for the next cycle, and
•the Committee may discuss other executive compensation governance matters, as appropriate.

December
•The Committee initiates the annual compensation cycle by approving the meeting calendar,
•confirming STIP and LTIP designs,
•reviewing benchmarking results,
•assessing preliminary STIP performance, and
•reviewing succession and key talent plans.

March
•The Committee approves prior-year STIP results and TSR performance unit payouts,
•reviews draft CD&A disclosures,
•sets new-year performance targets and CEO/NEO goals, and
•approves executive compensation adjustments

May
•The Committee reviews Say-on-Pay results and stockholder feedback,
•evaluates compliance with stock ownership guidelines,
•considers emerging compensation and governance trends, and
•the Committee also discusses other executive compensation governance matters, as needed.

At each regularly scheduled meeting, the independent compensation consultant provides the Compensation and Human Resources Committee with an overview of trends, regulatory updates, and other significant items involving executive compensation. For large decisions and program changes, management generally presents proposals one meeting in advance of determination to allow the Compensation and Human Resources Committee sufficient time to consider and provide its feedback regarding the proposals.

Benchmarking
Use of Market Data
The Compensation and Human Resources Committee reviews competitive executive compensation data based on a group of comparator or "peer group" companies. The Compensation and Human Resources Committee is also provided with data from general industry surveys prepared by Willis Towers Watson PLC but generally only relies on those to assess its overall compensation practices.
Peer group benchmark information is gathered from proxy statement filings and other public disclosures. Peers were chosen by the Compensation and Human Resources Committee, with input from its independent compensation consultant and management, based on the following criteria: comparable industry (mining, chemicals and agriculture), company size (revenues, market capitalization, total assets and number of employees), business model (global producer of commodity products with vertical integration), business imperatives (low cost producer and environmental sustainability), market attributes (price sensitive, reliability of supply and customer service), mutual-peer relationships (companies that also include Mosaic in their peer groups), and comparability of compensation practices.
The Committee believes that companies with more comparable business dynamics are most relevant for executive compensation benchmarking, as they may compete with the Company for executive talent, as well as in business operations and access to capital.
Annually, the Committee conducts a review of its peer group to ensure consistency with the company's business and characteristics. The current peer group was updated for 2024, and remains in place for 2025.
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2025 Mosaic Peer Group
Air Products & Chemicals Inc.	DuPont de Nemours, Inc.	Newmont Mining Corp.
Alcoa Corporation	Eastman Chemical Company	Nutrien Ltd.
Barrick Gold Corporation	Ecolab Inc.	PPG Industries Inc.
Celanese Corp.	FMC Corporation	Teck Resources Limited
CF Industries Holdings, Inc.	Freeport-McMoRan Inc.	Westlake Chemicals Corporation
Corteva, Inc.
The following data reflects each peer group member’s completed fiscal year ended in 2024, prior to the selection of the peer group for fiscal year 2025.

Executive Stock Ownership Guidelines
The Compensation and Human Resources Committee believes that an important means of aligning our NEOs with the interests of our stockholders is to ensure that they own significant amounts of our Common Stock. The Compensation and Human Resources Committee adopted stock ownership guidelines that require executive officers to hold shares with a value equal to or exceeding five-times base salary for the CEO and three-times base salary for the other executive officers. An executive who has not achieved his or her target ownership level is required to continue to hold 100% of all shares acquired from vested equity awards or stock option exercises (net of income tax withholding) until the target ownership level is achieved. Once an executive satisfies the target ownership level, he or she will be considered in compliance with the guidelines if he or she continues to own at least the same number of shares, regardless of changes in the market value of our Common Stock.
Ownership guidelines are reviewed each year to ensure that they continue to be effective in aligning executive and stockholder interests. The stock ownership guidelines provide for inclusion of the estimated after-tax value of unvested restricted stock units in addition to shares held outright and/or shares deferred under Mosaic’s plans. However, the shares underlying TSR performance units are not included.
Ownership levels as of December 31, 2025 are presented below, assuming the Mosaic’s stock price based on the 30 trading day average from November 18, 2025, to December 31, 2025.
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Named Executive Officer	Current Ownership Requirement	Actual Ownership Level as of December 31, 2025
Bruce M. Bodine (1)	5x base salary	2.9x base salary
Luciano Siani Pires (1)	3x base salary	1.6x base salary
Karen A. Swager (2)	3x base salary	7.6x base salary
Jenny Wang (2)	3x base salary	3.5x base salary
Walter F. Precourt III(2)	3x base salary	6.0x base salary
(1) The 2025 fiscal year is the second year with Mr. Bodine serving as President and Chief Executive Officer, and the first year with Mr. Siani Pires serving as Executive Vice President and Chief Financial Officer.
(2) Ms. Swager, Ms. Wang, and Mr. Precourt met their stock ownership guidelines in May 2021, February 2022, and March 2021 respectively. They remain in compliance with their guidelines as they continue to hold the same or a greater number of shares since the compliance dates, in alignment with the retention requirement rule.

Other Executive Compensation Arrangements, Policies and Practices
Expatriate Arrangements
Karen Swager Expatriate Agreement. In 2025, we provided benefits to Ms. Swager under an expatriate agreement we entered into with her in 2019, when she assumed leadership of our Potash operations in Canada. Benefits provided in 2025 related to Ms. Swager’s trailing tax obligations from her assignment, which ended in 2020, and included tax consultation and preparation assistance. The benefits we provided to Ms. Swager in 2025 under this agreement are described in footnote 5 of the Summary Compensation Table on page 54.

International Relocation Assistance
Mr. Siani Pires, who became Executive Vice President and Chief Financial Officer effective January 1, 2025, was permanently transferred from the São Paulo office in Brazil to Mosaic’s headquarters in Tampa, Florida, U.S., on May 16, 2025. In accordance with the Company’s global mobility policy, he was provided relocation benefits to support his move from Brazil to the United States. These benefits included tax consultation and preparation assistance, as well as other one‑time relocation‑related support. The benefits and allowances provided to Mr. Siani Pires are described in footnote 5 of the Summary Compensation Table on page 54.

Severance Arrangements
We have established senior management severance and change-in-control agreements with each of our NEOs. Our Compensation and Human Resources Committee (and, in the case of our CEO, our independent directors) establishes the terms of these agreements to be consistent with our compensation philosophy and practices. These agreements set forth the terms and conditions upon which our executive officers would be entitled to receive certain benefits upon termination of employment. These agreements are intended to:
•Help us attract and retain executive talent in a competitive marketplace;
•Enhance the prospects that our executive officers would remain with us and devote their attention to our performance in the event of a potential change in control;
•Foster their objectivity in considering a change-in-control proposal;
•Facilitate their attention to our affairs without the distraction that could arise from the uncertainty inherent in change-in-control and severance situations; and
•Protect our confidential information and prevent unfair competition following a separation of an executive officer’s employment from us.
Our severance and change-in-control agreements expired on March 31, 2026 and have been renewed by us and the executive officers for a term that will expire on March 31, 2029, except that following a change-in-control the term would extend to at least the second anniversary of the change-in-control.
The severance and change-in-control arrangements are described in more detail under the caption entitled “Potential Payments upon Termination or Change-in-Control” beginning on page 62.

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Health, Wellness and Retirement Benefits
Our NEOs are eligible to participate in employee benefits that are extended to all U.S. salaried employees. In addition, our NEOs are eligible to participate in the Mosaic Non-Qualified Deferred Compensation Plan, which offers restoration benefits to make up for amounts that would have been contributed to the Mosaic 401(k) Plan but for annual contribution limits imposed under the Code.
We also maintain a non-qualified equity deferral plan that allows eligible non-employee directors and executive officers, including our NEOs, to defer the receipt of long-term incentive awards (excluding stock options). This plan is described under “Non-Qualified Deferred Compensation” on page 60. No long-term incentive awards paid out to NEOs in 2025 were deferred under this plan.
There are additional pension and retirement arrangements in place for Ms. Swager, who was an employee of Cargill before the 2004 business combination between IMC and Cargill’s fertilizer businesses. This arrangement is described under “Pension Benefits” on page 58 and “Potential Payments upon Termination or Change-in-Control - Supplemental Agreement for Cargill International Retirement Plan Participant” on page 62.

Perquisites
We offer a limited number of perquisites to our NEOs, generally in an effort to remain competitive with similarly situated companies and to enable NEOs to focus on business objectives. Perquisites are reported in the “All Other Compensation” column in the Summary Compensation Table on page 54 and include, among others, the following:
•Executive physical exam program;
•Reimbursement of financial and tax planning fees, up to $15,000 for the CEO and $12,000 for other NEOs;
•Life and disability insurance above the limits imposed by the suppliers of our general employee program;
•Relocation reimbursement plan available to all employees including NEOs. The plan provides for reimbursement of relocation costs and a "gross-up" on amounts taxable to the employee;
•A corporate travel policy that covers travel expenses of spouses when employee is traveling for business purposes. Our travel policy also generally provides for a “gross-up” for taxes on amounts we reimburse under the policy that are taxable compensation to the employee;
•Air Ambulance services in the event of catastrophic injury or illness; and
•In limited instances, home security services.

Anti-Hedging and Anti-Pledging Policy
Our insider trading policy prohibits executive officers and non-employee directors from engaging in hedging or monetization transactions, such as zero cost collars and forward sales contracts which allow an individual to offset any decrease in the market value of Mosaic’s securities or limit such persons ability to profit from an increase in the market value of Mosaic’s securities. Our insider trading policy also prohibits executive officers, non-employee directors and employees from holding shares of our Common Stock in a margin account or pledging the stock as collateral.

Policy on Option Grants
We have not granted options for several years, and we have no current intention of doing so. As a result, we have not adopted a policy with respect to timing of option grants in relation to the disclosure of material nonpublic information. If, in the future, we determine to grant options, we will consider, at that time, adoption of such a policy.

Forfeiture of Incentive Awards for Misconduct ("Clawback")
Our Board has adopted an Incentive Compensation Recovery Policy in accordance with the requirements of the SEC and NYSE listing standards. The policy provides for the recovery of erroneously awarded incentive-based compensation from current and former executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, covering incentive-based compensation received during the three completed fiscal years preceding the restatement. Recoverable compensation includes compensation granted, earned, or vested based on wholly or in part on financial reporting measures, including stock price and total shareholder return. The policy is administered by the Board or the Compensation and Human Resources Committee and prohibits indemnification for recovered amounts.
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The Policy is incorporated by reference as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
The Compensation and Human Resources Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on our review and discussion with management, we have recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2025 10-K Report.

Respectfully submitted, Timothy S. Gitzel, Chair Jody L. Kuzenko David T. Seaton Kathleen M. Shanahan Gretchen H. Watkins

COMPENSATION RISK ANALYSIS
Our Compensation and Human Resources Committee, with the advice of its independent compensation consultant and input from management, has reviewed the design of our employee compensation policies and practices and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us. Significant factors considered by our Compensation and Human Resources Committee in reaching its conclusion include:
•The balance of base pay, short- and long-term incentives, and an emphasis on compensation in the form of long-term incentives that increase along with employees’ levels of responsibility;
•A long-term incentive program that for 2025 granted a mix of 40% RSUs and 60% performance units for executive officers which ties performance to stock price and total stockholder return, to mitigate the risk of actions intended to capture short-term stock appreciation gains at the expense of sustainable TSR over the longer-term;
•Vesting of long-term incentive awards over a number of years;
•Caps on annual cash incentives and the value of the TSR performance unit award;
•Stock-settled TSR performance unit awards require an additional one-year holding period;
•Broad range of performance metrics we utilize under our short-term incentive plan, which, for executive officers, and employees alike, include both financial and operational goals and, for executive officers, strategic goals, as well; and
•Other features in our incentive programs that are intended to mitigate risks from our compensation program, particularly the risk of short-term decision-making. These features include the potential for forfeiture of all types of incentive awards for executives in the event of misconduct as described under “Forfeiture of Incentive Awards for Misconduct (“Clawback”)” on page 47; stock ownership guidelines, including holding period requirements, for our executive officers as described under “Executive Stock Ownership Guidelines” on page 45; and the ability of our Compensation and Human Resources Committee to exercise negative discretion to reduce or eliminate payouts under our short-term incentive plan if it deems appropriate.

CEO PAY RATIO
The following pay ratio and supporting information compares the annual total compensation of our employees other than our CEO and the annual total compensation of our CEO, as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. For 2025, our CEO’s annual total compensation of $10,410,935.00, as shown in the Summary Compensation Table on page 54, was estimated to be 203 times our median employee’s total compensation of $51,236.72, calculated in the same manner.
Our median employee is one of our Brazilian employees, which we identified using 2025 year-end taxable compensation for all employees, excluding our CEO and the exempted employees described below, as of
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December 31, 2025, the last day of our payroll year. We annualized the compensation for full-time and part-time permanent employees who were hired on or after June 1, 2025.
As permitted by SEC rules, we used the same median employee for 2025 as we used for our 2024 proxy statement. We believe there has been no major changes in our employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosure. In addition, our median employee has remained in the same job with similar pay.

As of December 31, 2024, we had a total of 13,765 employees of which 3,948 are U.S. and 9,817 are non-U.S. employees. In identifying our median employee, we included all employees employed on a full-time, part-time, temporary or seasonal basis, including those at our joint venture in Peru, except for the following exempted employees. As permitted under SEC regulations, we exempted our non-U.S. employees who are employed in China (167 employees), India (69 employees) Paraguay (50 employees) and Saudi Arabia (8 employees), and who in the aggregate, account for 294 employees, or approximately 2% of our global workforce. Exempting these employees, we have a total of 13,470 U.S. and non-U.S. employees, the population from which the median employee was identified.

U.S. and non-U.S Employees Included in the Calculation of the Median (excluding the CEO)
Country	Employee Count	Percent of Total Employee Population
Brazil	6,815	49.51%
United States	3,947	28.68%
Canada	1,988	14.44%
Peru	720	5.23%
After identifying the median employee, we calculated annual total compensation for that employee using the same methodology we use to determine the total compensation of our NEOs as set forth in the Summary Compensation Table on page 54.
The pay ratio presented above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

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PAY VERSUS PERFORMANCE
The following table shows the past five fiscal years’ Summary Compensation Table (“SCT”) pay, Compensation Actually Paid (“CAP”), our cumulative TSR, the cumulative TSR of our peer group over the same period, our net income, and our Adjusted Operating Earnings. As the table below demonstrates, there is a direct relationship between our financial outcomes and CAP to our Principal Executive Officer (“PEO”) and the average of CAP to the remaining NEOs. The Compensation and Human Resources Committee believes that the Company’s pay-for-performance approach is working as designed.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based on:		Net Income ($)(6)(7)	Adjusted EBITDA ($)(6)(8)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)
2025	10,410,935	10,983,095	3,031,781	3,191,275	116.32	138.87	541	$2,345
2024	9,880,653	6,249,396	3,473,929	1,573,467	115.10	125.63	175	$2,202
2023	11,881,204	34,083,294	3,562,339	8,391,110	162.38	125.68	1,165	$2,761
2022	12,063,106	37,592,472	3,517,094	8,554,327	194.22	111.67	3,583	$6,200
2021	12,297,011	41,855,959	3,629,671	10,030,746	172.15	127.28	1,631	$3,600
(1)The 2024 and 2025 dollar amounts represent the total compensation reported for Mr. Bruce M. Bodine, while the dollars amount reported from 2021 to 2023 correspond to the total compensation for the former CEO, Mr. James (“Joc”) C. O’Rourke, as reported in the “Total” column of the SCT for each respective year.
(2)The dollar amounts reported represent the amount of CAP to Mr. Bodine (fiscal year 2024 and 2025) and for Mr. O’Rourke (fiscal years 2021 - 2023), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Bodine and Mr. O’Rourke during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following “PEO SCT Total to CAP Reconciliation” table displays the adjustments made to Mr. Bodine’s total compensation (for fiscal year 2024 and 2025) and Mr. O’Rourke’s total compensation (for fiscal year 2021-2023) to determine the CAP.
(3)The dollar amounts reported represent the average of the amounts reported for the Company’s NEOs as a group (excluding the PEO) in the “Total” column of the SCT in each applicable year. The names of each of the NEOs (excluding the PEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Luciano Siani Pires, Karen A. Swager, Jenny Wang, and Walter F. Precourt III (ii) for 2024, Clint C. Freeland, Karen A. Swager, Jenny Wang, Walter F. Precourt III and Corrine D. Ricard (iii) for 2023, Clint C. Freeland, Bruce M. Bodine, Karen A. Swager, and Corrine D. Ricard, (iv) for 2022 and 2021, Messrs. Freeland, Bodine, and Walter F. Precourt III and Ms. Ricard.
(4)The dollar amounts reported represent the average amount of CAP to the NEOs as a group (excluding the PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the PEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following “Non-PEO SCT Total to CAP Reconciliation” table displays the adjustments made to the average of the NEOs’ (excluding the PEO) total compensation for each year to determine the CAP.
(5)Standard & Poor’s Materials Index.
(6)In millions.
(7)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)The Company‑Selected Measure reflects the most important financial performance measure used to link compensation actually paid to performance for each respective year. For fiscal year 2025, the measure is price‑normalized Adjusted EBITDA. For fiscal years prior to 2025, the measure reflects Adjusted EBITDA, as price‑normalized Adjusted EBITDA was not calculated for those periods.

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PEO SCT Total to CAP Reconciliation:

Year	Summary Compensation Table Total ($)	Less: Reported Fair Value of Equity Awards ($)	Plus: Year-End Fair Value of Equity Awards Granted in the Year ($)	Plus: Change in Fair Value of Equity Awards Granted in Prior Years and Remain Unvested ($)	Plus: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	CAP ($)
2025	10,410,935	(8,000,000)	8,882,049	(454,449)	144,550	10,983,095
2024	9,880,653	(7,499,979)	5,603,269	(1,202,576)	(531,971)	6,249,396
2023	11,881,204	(8,726,167)	5,305,507	(4,198,304)	29,821,054	34,083,294
2022	12,063,106	(8,311,276)	6,423,586	11,881,021	15,536,035	37,592,472
2021	12,297,011	(7,919,369)	12,030,989	23,482,220	1,965,108	41,855,959

Non-PEO Average SCT Total to Average CAP Reconciliation:

Year	Summary Compensation Table Total ($)	Less: Reported Fair Value of Equity Awards ($)	Plus: Year-End Fair Value of Equity Awards Granted in the Year ($)	Plus: Change in Fair Value of Equity Awards Granted in Prior Years and Remain Unvested ($)	Plus: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Less: Reported Change in the Actuarial Present Value of Pension Benefits ($)[1]	CAP ($)
2025	3,031,781	(1,875,000)	2,081,736	(126,909)	81,842	(2,175)	3,191,275
2024	3,473,929	(1,820,012)	1,456,084	(1,093,664)	(446,971)	4,100	1,573,467
2023	3,562,339	(2,093,931)	1,399,295	(909,704)	6,417,162	15,950	8,391,110
2022	3,517,094	(1,827,948)	1,412,777	2,567,929	2,853,550	30,925	8,554,327
2021	3,629,671	(1,685,544)	2,560,654	4,948,624	581,791	(4,450)	10,030,746
(1)The pension plan(s) under which benefits accrued were frozen prior to 2020. As a result there are no service costs to be added in determining PEO and Non-PEO NEO Average CAP. Likewise, we did not deduct the reported change in the actuarial present value of pension benefits.
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Relationship Between Company TSR and Peer Group TSR
The graph below displays the relationship between the Company’s TSR versus the TSR of its peer group. The Company’s TSR significantly outperformed its peer group during most of the period presented.

CAP vs. Company and Peer Group TSR
The graph below shows the relationship between the PEO’s and average NEOs’ CAP versus TSR and demonstrates the critical role of equity grants and the impact of our stock price on our executives’ pay.

CAP vs. TSR
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Compensation Actually Paid ("CAP")
$250
$200
$150
$100
$50
$0
TSR (12/31/2020 Indexed to $100)
172.15
194.22
162.38
115.10
116.32
127.28
111.67
125.68
125.63
138.87
$41.9M
$10.0M
$37.6M
$8.6M
$34.1M
$8.4M
$6.2M
$1.6M
$11.0M
$3.2M
2021
2022
2023
2024
2025
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Company TSR
Standard & Poor's Material Index TSR

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CAP vs. Net Income and Adjusted EBITDA
The graph below shows the relationship between the PEO’s and average NEOs’ CAP versus Net Income and Adjusted EBITDA which illustrates the impact of these measures on compensation.
Company Selected Financial Performance Metrics
The following are the financial performance metrics deemed most important by the Compensation and Human Resources Committee to link CAP to Mosaic NEO to the Company’s performance for 2025:

Total Shareholder Return
Adjusted EBITDA
Free Cash Flow
SG&A

EXECUTIVE COMPENSATION TABLES
We have included a narrative discussion of our compensation philosophy, processes and components and the basis upon which we make compensation decisions in the “Compensation Discussion and Analysis” beginning on page 30.
The following tables summarize and provide quantitative data and additional information about the compensation awarded to, earned by or paid to each of our NEOs for 2025, 2024, and 2023 and should be read in conjunction with the Compensation Discussion and Analysis.
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Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Bruce M. Bodine(6)	2025	1,245,000	7,999,990	902,100	—	263,845	10,410,935
President and Chief Executive Officer	2024	1,200,000	7,499,979	915,600	—	265,074	9,880,653
	2023	636,250	1,869,912	226,000	—	275,425	3,007,587
Luciano Siani Pires(7)	2025	802,564	2,499,990	370,105	—	176,737	3,849,396
Executive Vice President and Chief Financial Officer

Karen A. Swager (8)	2025	665,000	1,699,999	238,500	8,700	205,620	2,817,819
Executive Vice President - Operations	2024	635,000	1,700,019	254,626	(1,500)	229,482	2,588,145
	2023	593,333	2,162,090	191,500	(25,600)	672,789	3,594,112
Jenny Wang (9)	2025	630,000	1,699,999	229,300	—	167,970	2,727,269
Executive Vice President - Commercial	2024	600,000	1,900,032	242,841	—	182,723	2,925,596

Walter F. Precourt III(10)	2025	665,000	1,600,024	260,200	—	207,429	2,732,653
Senior Vice President and Chief Administrative Officer	2024	643,750	1,600,020	267,791	—	214,490	2,726,051
	2023	616,250	1,662,080	205,000	—	257,916	2,741,246
(1)    Includes any amounts deferred at the officer’s election to the officer’s account under our qualified and non-qualified defined contribution retirement plans.
(2)    Reflects the grant date fair value for each NEOs grants of RSUs and TSR performance units in the applicable fiscal year, in each case determined in accordance with FASB ASC 718. Includes the value of any awards deferred under our non-qualified equity deferral plan. In accordance with SEC rules, the grant date fair value for performance units excludes the effect of estimated forfeitures. The assumptions used in the valuation are discussed in note 21 to our audited financial statements, which are included in our 2025 10-K report. TSR performance units granted in 2025 assume target-level performance against the specified goals. The table below shows the value of the TSR performance units granted in 2025 assuming that the highest level of performance will be achieved:

Name	Value of TSR Performance Units at Grant Date Assuming Highest Level of Performance Achieved ($)(a)
Bruce M. Bodine	24,838,356
Luciano Siani Pires	7,761,892
Karen A. Swager	5,278,121
Jenny Wang	5,278,121
Walter F. Precourt III	4,967,757
(a)    Assumes the maximum number of shares permitted to be issued or settled in cash, which occurs when (i) TSR has increased by 100%, and (ii) the 30-trading day average price of a share of our Common Stock plus dividends, or ending value, is at least $107.84 when the performance units vest. The maximum number of shares actually issued is subject to reduction so that it is no more than 200% of the number of performance units awarded on the grant date. The amount of cash paid, or number of shares issued multiplied by the ending value, cannot exceed $107.84 (400% of the Starting Value) multiplied by the number of performance units awarded.
(3)Reflects awards under our short-term incentive plan. We have included additional information about our short-term incentive plan, including the performance metrics for 2025 and the levels of performance that were achieved, under “Short-Term Incentive Program” beginning on page 36, in our Compensation Discussion and Analysis.
(4)Includes the aggregate increase or decrease in the actuarial value of pension benefits for 2025, 2024, and 2023 under Cargill’s U.S. salaried employees’ pension plan, and the decrease for Ms. Swager in 2023.
No non-qualified deferred compensation earnings are reflected in this column because our deferred compensation arrangements do not offer above-market earnings.
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(5)The table below provides additional information on the amounts reported in the All Other Compensation column of the Summary Compensation Table for 2025:

	Bruce M. Bodine	Luciano Siani Pires	Karen A. Swager	Jenny Wang	Walter F. Precourt III
Company Contributions to Defined Contribution Plans(a)	$159,812	$—	$150,084	$129,592	$155,943
Executive Physical Program	$8,898	$—	$2,641	$7,500	$—
Executive Financial and Tax Planning	$13,455	$—	$12,000	$2,400	$12,000
Life and Disability Premiums	$10,945	$8,162	$12,429	$15,866	$13,421
Tax Reimbursements(b)	$—	$27,943	$—	$—	$—
Expatriate Expenses(c)	$—		$2,400	$—	$—
Dividend Equivalents(d)	$28,588	$—	$26,065	$12,613	$26,065
Security(e)	$40,711	$—	$—	$—	$—
Relocation Expenses(f)	$—	$99,606	$—	$—	$—
Vacation Payout(g)	—	$41,026	—	—	—
Spousal Travel(h)	$1,436	$—	$—	$—	$—
Total	$263,845	$176,737	$205,620	$167,970	$207,429
(a)Reflects our contributions for NEOs to the Mosaic 401(k) Plan, a defined contribution plan qualified under Section 401(k) of the Code. Also reflects contributions that we would have made under the Mosaic 401(k) Plan that exceed limitations for tax-qualified plans under the Code that are contributed to the Mosaic Non-Qualified Deferred Compensation Plan. We have included additional information the Mosaic Non-Qualified Deferred Compensation Plan under “Non-Qualified Deferred Compensation” on page 60.
(b)Tax reimbursement associated with Mr. Siani Pires’s relocation.
(c)For Ms. Swager, $2,400 of miscellaneous expenses related to her assignment (tax consultation and preparation assistance).
(d)    Includes dividend equivalents accumulated during the vesting period and paid upon vesting of RSUs and TSR performance units in 2025.
(e)    Includes cost of limited household security approved by the Board for Mr. Bodine.
(f)    Relocation expenses include a $66,666 one-time moving expense, $29,334 for “gross-up” payments, $2,500 for loss on the sale of an auto, and $1,107 for a medical exam for Mr. Siani Pires and his spouse.
(g)     In connection with Mr. Siani Pires permanent relocation from Brazil to the United States, Mr. Siani Pires received a payment for accrued but unused vacation earned while employed under the Brazil payroll, as required under applicable Brazilian labor legislation.
(h) Reflects amounts under our travel policy for flights by Mr. Bodine’s spouse to accompany them on business trips related to site visits and industry conferences.
(6)The 2024 and 2025 fiscal year amounts reflect Mr. Bodine's compensation as President and Chief Executive Officer. The 2023 fiscal year amounts represent Mr. Bodine's compensation as President and Chief Executive Officer prior to his promotion, effective January 1, 2024.
(7)From January 1, 2025 through May 15, 2025, Mr. Siani Pires was employed under the Brazil payroll and received base salary in Brazilian reais (BRL) of $1,771,622.50 and accrued but unused vacation pay of BRL $240,220.00. For reporting purposes, these amounts were converted to U.S. dollars using a BRL‑to‑USD exchange rate of 5.8554 BRL of each USD (60‑day average from October 4 to December 31, 2024), resulting in USD $302,563.97 (included in 2025 Salary) and USD $41,025.62 (in 2025 All Other Compensation), respectively. For the period from January 1, 2025 through May 15, 2025, during which he was employed under the Brazil payroll, he received a bonus amount of BRL $825,642. The bonus amount was determined based on the performance metrics and actual results disclosed on pages 36 and 37. For illustrative purposes, the bonus amount paid in Brazilian currency represents USD $141,005 (included in 2025 Non-Equity Incentive Plan Compensation), based on the foreign exchange rate as of December 31, 2025.
(8)The 2023 fiscal year was Ms. Swager's first year as a NEO. She was promoted to Executive Vice President – Operations on November 1, 2023.
(9)The 2024 fiscal year was Ms. Wang's first year as a NEO. She was promoted to Executive Vice President – Commercial on January 1, 2024.
(10)Mr. Precourt was not a NEO during the 2023 fiscal year.
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Grants of Plan-Based Awards
The following table provides information about awards under our short-term incentive plan, and grants of RSUs and TSR performance units to each of our NEOs for 2025. We did not grant any other award under any equity or non-equity incentive plan in 2025 that would be paid out in a future fiscal year.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Thres-hold (#)	Target (#)	Maximum (#)
Bruce M. Bodine	—	292,451	1,805,250	3,610,500	—	—	—	—	—
	3/4/2025	—	—	—	—	—	—	138,648	3,199,996
	3/4/2025	—	—	—	57,582	115,163	230,326	—	2,399,997
	3/4/2025	—	—	—	57,582	115,163	230,326	—	2,399,997
Luciano Siani Pires	—	117,014	450,000	900,000	—	—	—	—	—
	3/4/2025	—	—	—	—	—	—	43,328	1,000,010
	3/4/2025	—	—	—	17,994	35,988	71,976	—	749,990
	3/4/2025	—	—	—	17,994	35,988	71,976	—	749,990
Karen A. Swager	—	86,184	532,000	1,064,000	—	—	—	—	—
	3/4/2025	—	—	—	—	—	—	29,463	680,006
	3/4/2025	—	—	—	12,236	24,472	48,944	—	509,996
	3/4/2025	—	—	—	12,236	24,472	48,944	—	509,996
Jenny Wang	—	81,648	504,000	1,008,000	—	—	—	—	—
	3/4/2025	—	—	—	—	—	—	29,463	680,006
	3/4/2025	—	—	—	12,236	24,472	48,944	—	509,996
	3/4/2025	—	—	—	12,236	24,472	48,944	—	509,996
Walter F. Precourt III	—	80,798	498,750	997,500	—	—	—	—	—
	3/4/2025	—	—	—	—	—	—	27,730	640,008
	3/4/2025	—	—	—	11,517	23,033	46,066	—	480,008
	3/4/2025	—	—	—	11,517	23,033	46,066	—	480,008
(1)Amounts in these columns represent potential payouts under the short-term incentive plan calculated based on executive`s 2025 eligible earnings. Actual amounts paid are shown in the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table. We have included additional information about our short-term incentive plan, under “Short-Term Incentive Program” beginning on page 36 in our Compensation Discussion and Analysis.
(2)Amounts in these columns represent the potential number of performance units that may be earned and vested based on absolute TSR performance, with the cash- and stock-settled awards listed separately. We have included additional information about these awards under “Long-Term Incentive Program” beginning on page 40.
(3)Amounts in this column represent the number of RSUs awarded to each NEO under our “Long-Term Incentive Program” as described beginning on page 40 in our Compensation Discussion and Analysis.
(4)Amounts in this column reflect the grant date fair value of the applicable award as determined in accordance with FASB ASC 718. In accordance with SEC rules, the grant date fair value for TSR performance units excludes the effect of estimated forfeitures. The assumptions used in valuing these long-term incentives are described in note 21 to our audited financial statements, which are included in our 2025 10-K Report. The grant date fair market value of TSR performance units is determined using a Monte Carlo simulation model. The grant date fair value of the RSUs is equal to the closing price of one share of our Common Stock on the date of grant, multiplied by the number of RSUs granted.
For a discussion of the material terms of these short- and long-term incentive awards, see the “Compensation Discussion and Analysis.”
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Outstanding Equity Awards at 2025 Fiscal Year-End
The following table summarizes the outstanding equity awards held by the NEOs as of December 31, 2025.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Bruce M. Bodine	17,921	—	28.49	3/3/2026	13,704	(3)	330,129	10,940	(4)	263,545	(4)
	25,227	—	30.42	3/2/2027	96,031	(5)	2,313,387	10,940	(6)	263,545	(6)
					138,648	(7)	3,340,030	72,510	(8)	1,746,766	(8)
								72,510	(9)	1,746,766	(9)
								115,163	(10)	2,774,277	(10)
								115,163	(11)	2,774,277	(11)
Luciano Siani Pires	—	—	—	—	15,498	(5)	373,347	11,848	(8)	285,418	(8)
					43,328	(7)	1,043,772	11,848	(9)	285,418	(9)
								35,988	(10)	866,951	(10)
								35,988	(11)	866,951	(11)
Karen A. Swager	—	—	—	—	12,181	(3)	293,440	9,724	(4)	234,251	(4)
					15,485	(12)	373,034	9,724	(6)	234,251	(6)
					21,767	(5)	524,367	16,436	(8)	395,943	(8)
					29,463	(7)	709,764	16,436	(9)	395,943	(9)
								24,472	(10)	589,530	(10)
								24,472	(11)	589,530	(11)
Jenny Wang					7,613	(3)	183,397	6,078	(4)	146,419	(4)
					8,224	(13)	198,116	6,078	(6)	146,419	(6)
					20,487	(5)	493,532	15,469	(8)	372,648	(8)
					29,463	(7)	709,764	15,469	(9)	372,648	(9)
								24,472	(10)	589,530	(10)
								24,472	(11)	589,530	(11)
Walter F. Precourt III	—	—	—	—	12,181	(3)	293,440	9,724	(4)	234,251	(4)
					20,487	(5)	493,532	9,724	(6)	234,251	(6)
					27,730	(7)	668,016	15,469	(8)	372,648	(8)
								15,469	(9)	372,648	(9)
								23,033	(10)	554,865	(10)
								23,033	(11)	554,865	(11)
(1)The exercise price for all stock options is the closing price of our Common Stock on the date of grant.
(2)The amounts for RSUs were calculated by multiplying the closing market price of one share of our Common Stock on December 31, 2025, $24.09 per share, by the number of unvested shares.
(3)These RSUs vested on March 9, 2026.
(4)These performance units vested on March 9, 2026, with stock-settled shares to be subject to a one-year holding period. Amounts shown assume that i) the adjusted net earnings are positive and ii) 10% TSR growth, each over a three-year performance period ending on February 28, 2026. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the target level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2025.
(5)These RSUs vest on March 5, 2027.
(6)These performance units vested on March 9, 2026, and will be settled in cash. Amounts shown assume that i) adjusted net earnings are positive; and ii) 10% TSR growth, each over a three-year performance period ending on February 28, 2026. In
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accordance with SEC rules, the number of shares shown assumes that performance will achieve the target level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2025.
(7)These RSUs vest on March 4, 2028.
(8)These performance units vest on March 5, 2027, with stock-settled shares to be subject to a one-year holding period. Amounts shown assume that i) the adjusted net earnings are positive and ii) 10% TSR growth, each over a three-year performance period ending on February 28, 2027. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the target level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2025.
(9)These performance units vest on March 5, 2027, and will be settled in cash. Amounts shown assume that i) adjusted net earnings are positive; and 10% TSR growth, each over a three-year performance period ending on February 28, 2027. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the target level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2025.
(10)These performance units vest on March 4, 2028, with stock-settled shares to be subject to a one-year holding period. Amounts shown assume that i) the adjusted net earnings are positive and ii) 10% TSR growth, each over a three-year performance period ending on February 28, 2028. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the target level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2025.
(11)These performance units vest on March 4, 2028, and will be settled in cash. Amounts shown assume that i) adjusted net earnings are positive; and 10% TSR growth, each over a three-year performance period ending on February 28, 2028. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the target level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2025.
(12)These RSUs vest on November 1, 2026.
(13)These RSUs vest on January 1, 2027.

Option Exercises and Stock Vested in 2025
The following table and accompanying notes set forth information about stock options that the NEOs exercised during 2025 and RSUs and TSR performance units of the NEOs that vested during 2025. There were no stock options exercised by the NEOs during 2025.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(3)
Bruce M. Bodine	—	—	23,033	$579,961
Luciano Siani Pires	—	—	—	—
Karen A. Swager	—	—	21,001	528,795
Jenny Wang	—	—	10,160	255,860
Walter F. Precourt III	—	—	21,001	528,795
(1)TSR stock-settled performance unit awards granted in 2022 for the 2022 through 2025 performance period, vested in March 2025 and paid out at 57.20% of target, reflecting the growth in our stock price between their grant date and the end of the performance period. Pursuant to the terms of the award agreement, 5,408 shares issued to Mr. Bodine; 4,931 issued to Ms. Swager; 2,385 shares issued to Ms. Wang; and 4,931 shares issued to Mr. Precourt were subject to a one-year holding period which expired on March 4, 2026.
(2)TSR cash-settled performance unit awards granted in 2022 for the 2022 through 2025 performance period, vested in March 2025 and paid out at 57.20% of target, reflecting the growth in our stock price between their grant date and the end of the performance period. On the vesting date, we paid the fair market value equal to the closing price of one share of our Common Stock on the vesting date multiplied by 5,408 shares issued to Mr. Bodine; 4,931 issued to Ms. Swager; 2,385 shares issued to Ms. Wang; and 4,931 issued to Mr. Precourt.
(3)Amounts shown in this column are calculated by multiplying the number of shares vested times the closing price of one share of our Common Stock on the applicable vesting date.
Pension Benefits
Cargill Pension Plans
Ms. Swager who was an employee of Cargill before the 2004 combination between IMC and Cargill’s fertilizer businesses, participate in Cargill’s U.S. salaried employees’ pension plan, which prior to 2017, were combined into a single plan; effective January 1, 2017, was split into two plans; and, effective December 31, 2022, were combined into a single plan, with no resulting impact on the plan provisions or benefits payable.
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The Cargill U.S. salaried employees’ pension plan is a tax-qualified defined benefit pension plan under the provisions of the Code. Benefits under the plan are generally based on years of service and final average salary prior to termination of employment or retirement. No additional years of credited service are accrued under Cargill’s U.S. salaried employees’ pension plan for Ms. Swager after December 31, 2004. Accordingly, her total credited years of service primarily reflects service with Cargill, while her credited years of service for employment at Mosaic includes only the period from the October 22, 2004 business combination between IMC and the fertilizer businesses of Cargill through December 31, 2004. However, additional years of vesting service are credited for the purpose of determining eligibility to retire, and covered compensation for purposes of determining benefits under Cargill’s U.S. salaried employees’ pension plan for Ms. Swager includes post-combination compensation that we paid through December 31, 2018.
The following table and accompanying narrative and notes provide information about Ms. Swager’s participation in Cargill’s U.S. salaried employees’ pension plan.
In the “Change in Pension Values and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table on page 54 we have included the changes for 2025 with respect to Ms. Swager.
In the “Less: Reported Change in the Actuarial Present Value of Pension Benefits” column in the Non-PEO Average SCT Total to Average CAP Reconciliation table on page 51, we have included the changes for 2025 with respect to Ms. Swager.
2025 Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
Karen A. Swager (1)	Cargill, Incorporated and Associated Companies Salaried Employees' Pension Plan	11	299,500	(2)
(1)Annual benefits for Ms. Swager under the Cargill U.S. salaried employees’ pension plan are equal to 0.80% of final average salary plus 0.35% of final average salary in excess of Covered Compensation (as defined for Social Security purposes), all times years of service. Years of service are limited to (i) 40 years for the 0.80% component of the benefit, and (ii) 35 years for the 0.35% component of the benefit. Service is frozen for Ms. Swager as of December 31, 2004, and final average salary and covered compensation are as of December 31, 2018, the date on which benefits under the plan were frozen.

Normal retirement benefits under Cargill’s U.S. salaried employees’ pension plan are payable at age 65 and participants may retire with reduced retirement benefits under the plan once they are age 60. Once they are age 55, they may retire early and receive benefits that are reduced based on the percentages specified in the table below for each year that the payments start prior to age 60. Ms. Swager was age 55 and had 32 years of credited vesting service at December 31, 2025.

Years of Credited Vesting Service	Per Year Reduction Percentage
35 or more	3%
30 – 34	4%
25 – 29	5%
20 – 24	6%
15 – 19	7%

The normal form of payment of the annual benefit is a straight life annuity payable at age 65. Optional benefit forms include actuarial equivalent joint and survivor and 10-year certain and life annuities. A lump sum payment is offered only if the actuarial equivalent value of the benefit is $25,000 or less.
The credited years of service for Ms. Swager under the Cargill U.S. salaried employees’ pension plan include her service with Cargill. Their benefits under the plan are fully vested.

Compensation Used to Determine Pension Benefits
Under Cargill’s U.S. salaried employees pension plan, eligible compensation consists of base salary. Eligible compensation was limited under the Code to $350,000 for calendar 2025.
Under Cargill’s international retirement plan, eligible compensation consists of base salary (and in the case of salespeople compensated on the basis of salary or sales bonuses, their commissions) but excluding any other remuneration.
Valuation Assumptions
The amounts listed in the “Present Value of Accumulated Benefit” column of the Pension Benefits Table and the amounts listed in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table on page 54
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and in the “Less: Reported Change in the Actuarial Present Value of Pension Benefits” column in the Non-PEO Average SCT Total to Average CAP Reconciliation table on page 51, are based on the following assumptions:
•discount rates of 5.66% for the present value calculation as of December 31, 2025, 5.49% for the present value calculation as of December 31, 2024, 5.13% for the present value calculation as of December 31, 2023 and 4.37% for the present value calculation as of December 31, 2022, respectively, and post-retirement mortality using the Mercer Industry Longevity Experience Study table for the Consumer Goods, Food and Drink industry group projected using Scale MMP-2021 and no collar adjustments as of December 31, 2024 and 2025;
•retirement at the age of 60 for Ms. Swager under the Cargill U.S. salaried employees’ pension plan, which is the earliest age that any NEO may retire with unreduced retirement benefits under that plan; and
•expected terminations, disability and pre-retirement mortality: none assumed.
The present values of the accrued benefits were calculated as of December 31, 2025, the date used by Cargill in determining its charges to us for Cargill’s U.S. salaried employees pension plan.
(2)This amount is an estimate and does not necessarily reflect the actual amount that will be paid to Ms. Swager, which will only be known when she becomes eligible for payment.

Non-Qualified Deferred Compensation
The table below sets forth the contributions, earnings and distributions for 2025 and balances at December 31, 2025 for each of the NEOs under the Mosaic Non-Qualified Deferred Compensation Plan.

Name	Executive Contributions in 2025 ($)(1)	Registrant Contributions in 2025 ($)(2)	Aggregate Earnings in 2025 ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at 12/31/2025 ($)(5)
Bruce M. Bodine	129,636	113,587	381,493	—	2,277,064
Luciano Siani Pires	—	—	—	—	—
Karen A. Swager	55,178	103,859	103,919	—	1,876,289
Jenny Wang	174,568	80,206	409,480	—	3,041,714
Walter F. Precourt III	254,133	109,718	289,062	(226,810)	3,938,290
(1)These amounts are included as part of the compensation shown for the NEO in the “Salary” or “Non-Equity Incentive Plan Compensation” column for 2025 in the Summary Compensation Table.
(2)These amounts represent Company restoration contributions under the Mosaic Non-Qualified Deferred Compensation Plan. The amount contributed equals the amount that would have been contributed to our tax-qualified defined contribution plan for the NEO that exceeds limitations for tax-qualified plans under the Code. These amounts are included as part of the compensation shown for the NEO in the “All Other Compensation” column for 2025 in the Summary Compensation Table.
(3)These amounts represent earnings on each NEOs account balance for 2025. Gains and losses accrue at rates equal to those on various deemed investment alternatives selected by the participant, which alternatives are described below and generally the same as the investment alternatives available under the Mosaic 401(k) Plan, except that our Common Stock is excluded. None of these amounts are included in compensation reported in the Summary Compensation Table because none of the earnings are considered to be above market.

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At December 31, 2025, accounts of the NEOs were deemed to be invested in the following funds:

MMFS International Equity 3A	Vanguard Institutional Target Retirement 2020 Fund Institutional Shares
DFA Emerging Markets Core Equity 2 Portfolio Institutional Class	Vanguard Institutional Target Retirement 2025 Fund Institutional Shares
T. Rowe Price Institutional Large Cap Growth Fund	Vanguard Institutional Target Retirement 2030 Fund Institutional Shares
T. Rowe Price Institutional Small-Cap Stock Fund	Vanguard Institutional Target Retirement 2035 Fund Institutional Shares
Oakmark Fund Investor Class	Vanguard Institutional Target Retirement 2040 Fund Institutional Shares
Prudential Core Plus Bond Fund	Vanguard Institutional Target Retirement 2050 Fund Institutional Shares
State Street Global All Cap Equity Ex-U.S. Index Securities	Vanguard Institutional Target Retirement 2055 Fund Institutional Shares
State Street Russell Small/Mid Cap Index Securities	Vanguard Institutional Target Retirement 2065 Fund Institutional Shares
State Street S&P 500 Index	Vanguard Retirement Savings Trust III
Vanguard Target Retirement Income Trust I
The return on these funds ranged from 2.73% to 32.70% in 2025.
(4)These amounts are payments made to each NEO from his or her account in 2025.
(5)The table below sets forth the amounts of executive and Company contributions reported for the NEOs in the Summary Compensation Table in our Proxy Statement for any prior year:

Name	Contributions
Bruce M. Bodine	$380,605
Luciano Siani Pires	$0
Karen A. Swager	$106,652
Jenny Wang	$145,140
Walter F. Precourt III	$1,397,151

Executive officers may defer up to 80% of their base salary and payout under our short-term incentive plan.
Each participant in the Mosaic Non-Qualified Deferred Compensation Plan may choose how and when to receive payments of the portion of the participant’s account balance that results from the participant’s own contributions. A participant may choose to receive payments of this portion of the participant’s account balance on a specified date in a lump sum or in annual installments for up to ten years beginning on a date specified by the participant. If no election is made, payment is made in a lump sum after termination of employment. The portion of the participant’s account balance that results from our contributions is payable after termination of employment.
We also maintain an unfunded non-qualified equity deferral plan under which eligible executive officers who we select, including our NEOs, may elect to contribute all or a portion of their long-term incentive awards (excluding stock options) to the plan. Contributions are made on a tax-deferred basis until distribution in accordance with a payment schedule selected by the participant at the time a deferral election is made. Awards settled in shares of our Common Stock are subject to the terms and conditions of our 2014 and 2023 Stock and Incentive Plan and the applicable award agreement. Awards to be settled in cash will be credited with interest as provided in the plan. No long-term incentive awards distributed to NEOs in 2025 were deferred under the plan.

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Potential Payments upon Termination or Change-In-Control
General Benefits
In general, upon any termination of employment, an NEO is entitled to amounts earned but that we have not paid. These amounts include:
•base salary for services through the date of termination;
•bonus amounts earned through the date of termination;
•vested stock options;
•compensation deferred by the NEO and earnings on that deferred compensation;
•vested benefits under defined benefit retirement plans as described above under “Pension Benefits” on page 58; and
•vested benefits under defined contribution retirement arrangements as described in the Summary Compensation Table and in the Non-Qualified Deferred Compensation Table and accompanying narrative and notes.

Severance and Change-in-Control Agreements
We have entered into severance and change-in-control agreements with our NEOs which provide certain benefits upon termination of employment under certain circumstances, including following a change in control. The severance and change-in-control agreements set forth the terms and conditions upon which our NEOs would be entitled to receive certain benefits upon termination of their employment:
•by us with cause (as the term cause is described below);
•by us without cause;
•by the covered executive for good reason (as the term good reason is described below);
•due to the covered executive’s death or disability; or
•by the covered executive without good reason.

Benefits upon Termination by Company without Cause or by Executive for Good Reason
In the event of termination by us without cause or by an NEO for good reason, the NEO is entitled to:
•an amount equal to one and one-half times the NEOs annual base salary;
•an amount equal to one and one-half times the NEOs fiscal year target bonus percent established for the year of NEOs effective termination date under our short-term incentive plan (or such greater percent as may be designated by the Compensation and Human Resources Committee) multiplied by the NEOs base salary;
•In respect of NEOs services in such fiscal year prior to the date of termination, the Company will pay to the NEO a pro rata portion of NEOs target bonus based on the number of months of employment during the fiscal year in which NEOs termination of employment occurs, with employment on any day of a month being deemed a month of employment for purposes of this calculation;
•If NEO is participating in any Company-provided medical, vision or dental plans, NEO will receive a lump sum payment equal to twelve (12) months of the portion of the premiums the Company would pay for active employee coverage, calculated as of the date of termination;
•option to continue coverage under our life insurance or health flexible spending account programs in accordance with the terms of those programs;
•compensation for unused earned vacation; and
•the Company will pay NEO $25,000 in lieu of providing outplacement services.
Amounts payable would be reduced by the amount of other compensation the NEO receives from us as an employee, independent contractor or consultant during the twelve months following termination of employment, as well as by any compensation under any other severance plan of ours.

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Benefits Following Change-in-Control
In the event of a qualified change-in-control termination (as the term qualified change-in-control termination is described below), the NEO is entitled to the same benefits as discussed under “Benefits upon Termination by Company without Cause or by Executive for Good Reason,” except that:
•our CEO would be entitled to three times, and other NEOs would be entitled to two times, annual base salary and fiscal year target bonus percent established for the year of NEOs effective termination date under our short-term incentive plan (or such greater percent as may be designated by the Compensation and Human Resources Committee) multiplied by annual base salary;
•if the NEO has not used financial planning services during the year of termination, we would pay the NEO the annual amounts approved by the Compensation and Human Resources Committee for the year of termination;
•if the NEO has not had an executive physical in the year of termination, we would pay the NEO $10,000;
•if NEO is participating in any Company-provided medical, vision or dental plans, NEO will receive a lump sum payment equal to eighteen months of the portion of the premiums the Company would pay for active employee coverage;
•if NEO is covered under an executive life insurance plan and/or an executive disability plan, we would pay the NEO a lump sum payment equal to eighteen months of the premium costs for executive disability and life insurance policies; and
•we would also credit the NEOs account under the Mosaic Non-Qualified Deferred Compensation Plan with certain amounts that we would have credited through the date of termination of employment under the Mosaic 401(k) Plan that either:
- exceed limitations for contributions to tax-qualified plans under the Code; or
- are not credited to the NEOs account because of a requirement under the Mosaic 401(k) Plan that a participant remain actively employed as of the end of the year in order to be eligible for our contribution.
If the payments to a NEO under the agreement together with amounts under other agreements or plans would subject the NEO to the excise tax imposed by Section 4999 of the Code on parachute payments as defined in Section 280G of the Code, the benefits payable to the participant would be reduced if doing so would result in the best “net benefit” to the NEO.

Description of Key Terms
For purposes of the severance and change-in-control agreements, in general:
•“Cause” means:
–material breach of the severance agreement;
–gross neglect or willful failure or refusal to perform the NEOs duties;
–personal dishonesty intended to, or does, result in substantial personal enrichment at our expense;
–willful or intentional acts to injure the Company or the NEOs reputation or business relationships;
–knowing and intentional fraud against us, our customers, suppliers, clients, agents or employees that results in material economic or reputational damage;
–conviction of a felony or any crime involving fraud, dishonesty or moral turpitude; or
–material breach of our Code of Ethics.
•“Good reason” means:
–material diminution in authority, responsibility or duties;
–requiring the NEO to move his or her regular office location by more than 50 miles; or
–material diminution in base salary, target bonus or LTI opportunity from immediately preceding calendar year or the calendar year immediately preceding the Change-in-Control year, whichever is higher.
•A “qualified change-in-control termination” means termination of a NEOs employment by us without cause or by a NEO for good reason:
–within two years following a change-in-control (as the term change-in-control is defined below); or
–following our entry into a definitive agreement or plan that results in a change-in-control (as the term change-in-control is defined below), if the change-in-control occurs within six months after the date of termination.
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•A “change-in-control” occurs if one of the following events occurs:
–a majority of our directors are not individuals elected or nominated for election by our Board excluding those elected by proxy contest or threatened proxy contest; or
–an acquisition of 35% or more of the voting power of our outstanding voting stock; or
–a merger, consolidation, sale of substantially all assets or similar business combination unless the beneficial owners of our voting stock before the business combination own more than 50% of the voting stock of the surviving or acquiring entity in substantially the same proportions as before the business combination; or
–stockholder approval of liquidation or dissolution of the Company.

Obligations of our NEOs
The severance and change-in-control agreements require our NEOs to:
•furnish notice of good reason for termination by the NEO and an opportunity for us to cure the good reason within 30 days, and continue to perform the NEOs duties during the cure period;
•furnish at least 30 days advance notice of a termination of employment without good reason and continue to perform the NEOs duties during the notice period;
•furnish us with a general release of claims the NEO may have against us in order to obtain benefits as a result of termination by us without cause or by the NEO with good reason; and
•cooperate with the transition of the NEOs duties and responsibilities.
The severance and change-in-control agreements prohibit the NEOs from:
•disclosing confidential information; and
•for a period of 18 months or, in the event of a Change in Control 24 months, following termination of employment:
–soliciting our customers, dealers, employees, vendors and suppliers, or interfering with our business relationships;
–competing with us; or
–intentionally disparaging us.

Duration of Severance and Change-in-Control Agreements
Our severance and change-in-control agreements expired on March 31, 2023, they have been renewed by us and the executive officer for a term that will expire on March 31, 2026, except that, following a change-in-control, the term will extend to at least the second anniversary of the change-in-control.

Treatment of Long-Term Incentive Awards
Long-term equity incentive awards require a “double trigger” qualified change-in-control termination before vesting in the event of a change-in-control, as long as the consideration our stockholders receive in the change-in-control is stock that is registered under Section 12 of the Securities Exchange Act of 1934 (“Exchange Act”). The definition of a change-in-control under our long-term incentive awards is generally the same as under our severance and change-in-control agreements.
These awards vest upon a participant’s death or disability or retirement at or after age 60 with at least five years of service (or pursuant to early retirement and with the consent of our Compensation and Human Resources Committee). RSUs and TSR performance units that vest upon retirement will not be distributed until the original vesting date, subject to the terms of the award agreement. TSR performance units are also subject to the attainment of the performance goals discussed under the “Long-Term Incentive Program” beginning on page 40.

Potential Acceleration of Payment of Non-Qualified Deferred Compensation
The Mosaic Non-Qualified Deferred Compensation Plan in the U.S. provides that our Board, as constituted immediately before a change in control (as defined in the plan), may elect to terminate the plan. A termination would result in lump-sum payments to participants of their account balances under the plan.
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Quantification of Compensation Payable as a Result of Severance or Change-in-Control
The table below sets forth potential estimated amounts payable to each NEO pursuant to our severance and change-in-control agreements.
We relied on the following key assumptions in determining the amounts in the table, as well as the other assumptions discussed in the accompanying notes:
•the termination of employment was effective as of December 31, 2025;
•since the executive would have earned their 2025 bonus by virtue of employment on December 31, we have assumed that the bonus is earned but unpaid compensation rather than a severance payment;
•in estimating the reimbursement for outplacement services in the event of termination of employment without cause or for good reason without a change-in-control, the maximum $25,000 amount of outplacement services is used;
•we did not pay the NEO any other compensation as an employee, independent contractor or consultant during the twelve months following termination of employment;
•each NEO maximized their contributions to the Mosaic 401(k) Plan; and
•the value of the long-term incentives that would have been payable are based on the price of our Common Stock on December 31, 2025.
Any change in these assumptions would change the amounts shown in the table, and the change could be material. The actual amounts that would be paid to a NEO can only be determined at the time of the severance or change in control and/or termination of employment and can be expected to be different from the amounts shown in the table below. The table below does not include compensation that is accrued or vested prior to severance or a change in control.
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Severance and Change-in-Control Compensation Table

Name and Benefits	Termination by Company without Cause or by Executive for Good Reason(4) ($)	Death and Disability ($)	Retirement ($)	Qualified Change-in-Control Termination(4) ($)
Bruce M. Bodine
Cash Severance	4,630,500			9,261,000
Restricted Stock Units		6,285,780		6,285,780
TSR Performance Units		7,540,777		7,540,777	(2)
Health, Dental, Life and Disability Reimbursement	39,048			58,572
Outplacement Services	25,000			25,000
Financial Planning and Executive Physical				25,000
Reduction to Avoid Excise Tax (1)				—
Total	4,694,548	13,826,557		23,196,129
Luciano Siani Pires
Cash Severance	2,280,000			3,040,000
Restricted Stock Units		1,472,140		1,472,140
TSR Performance Units		1,934,509		1,934,509	(2)
Health, Dental, Life and Disability Reimbursement	36,266			54,399
Outplacement Services	25,000			25,000
Financial Planning and Executive Physical				22,000
Reduction to Avoid Excise Tax(1)				—
Total	2,341,266	3,406,649		6,548,048
Karen A. Swager
Cash Severance	1,822,500			2,430,000
Restricted Stock Units		2,020,428		2,020,428
TSR Performance Units		1,748,120		1,748,120	(2)
Health, Dental, Life and Disability Reimbursement	33,205			49,808
Outplacement Services	25,000			25,000
Financial Planning and Executive Physical				22,000
Reduction to Avoid Excise Tax(1)				—
Total	1,880,705	3,768,548		6,295,356
Jenny Wang
Cash Severance	1,728,000			2,304,000
Restricted Stock Units		1,694,780		1,694,780
TSR Performance Units		1,604,714		1,604,714	(2)
Health, Dental, Life and Disability Reimbursement	34,089			51,134
Outplacement Services	25,000			25,000
Financial Planning and Executive Physical				22,000
Reduction to Avoid Excise Tax(1)				—
Total	1,787,089	3,299,494		5,701,628

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Name and Benefits	Termination by Company without Cause or by Executive for Good Reason(4) ($)	Death and Disability ($)	Retirement ($)	Qualified Change-in-Control Termination(4) ($)
Walter F. Precourt III
Cash Severance	1,758,750			2,345,000
Restricted Stock Units(3)	1,136,333	1,541,640	1,541,640	1,541,640
TSR Performance Units(3)	1,544,931	1,544,931	1,544,931	1,544,931	(2)
Health, Dental, Life and Disability Reimbursement	34,197			51,296
Outplacement Services	25,000			25,000
Financial Planning and Executive Physical				22,000
Reduction to Avoid Excise Tax(1)				—
Total	4,904,518	3,086,571	3,086,571	5,529,867
(1)    Benefits are either cut back to just below the 280G limit, or the executive pays any excise tax due (whichever is better for the executive on an after-tax basis).
(2)    Includes the pre-tax amounts that the NEOs would realize if they had sold on December 31, 2025, the last trading day of 2025, at a price of $24.09, shares of our Common Stock that we would issue to the NEOs upon a qualified change-in-control termination pursuant to the vesting of RSUs and performance units.
In the event of a change-in-control in which the consideration our stockholders receive does not consist solely of shares of common stock that are registered under Section 12 of the Exchange Act, these (a) RSUs and performance units would vest, with the vested shares or cash, as applicable, issued at the end of the performance period, and (b) stock options would be cancelled and the holders would be entitled to payment of the excess, if any, of the highest per share price offered to our stockholders in the change-in-control over the exercise price per share of the options, for each share subject to the cancelled options.
Also includes the pre-tax amounts that the NEOs would receive upon a qualified change-in-control termination following the vesting of performance shares. Each NEO would receive a cash payment at the end of the performance period in an amount equal to the number of vested shares multiplied by the closing price per share of our Common Stock on the last trading day of the performance period but not less than the highest per-share price offered to our stockholders in any transaction whereby the change in control takes place. We have assumed for purposes of these calculations that the applicable amount is the closing price per share of our Common Stock on December 31, 2025, the last trading day of 2025, or $24.09.
(3)    Mr. Precourt is the only NEO who has met the retirement eligibility criteria under the terms of our long-term incentive award agreements.
(4)    The calculated amounts do not reflect any earned, but unpaid payments under the Company’s Short-Term Incentive Plan.

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AUDIT COMMITTEE REPORT AND
PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Report of the Audit Committee
The Audit Committee consists of five members: Cheryl K. Beebe, who serves as Chair of the Committee, Gregory L. Ebel, Sonya C. Little, David T. Seaton and João Roberto Gonçalves Teixeira. Each member is an independent director under applicable NYSE listing standards and SEC rules. The Audit Committee has the duties and powers described in its written charter adopted by the Board. A copy of the charter is available on Mosaic’s website at www.mosaicco.com under the “Investors - Governance - Governance Documents” caption.
The Audit Committee assists the Board in its oversight of the quality and integrity of Mosaic’s financial statements, including internal controls, compliance with legal and regulatory requirements, and the performance of Mosaic’s internal audit department. The Audit Committee oversees Mosaic’s financial reporting process on behalf of the Board but does not itself prepare financial statements or perform audits, and its members are not auditors or individuals certifying Mosaic’s financial statements. Management has the primary responsibility for the financial statements and the reporting process.
The Audit Committee is responsible for the appointment, retention, compensation and oversight of the work performed by Mosaic’s independent registered public accounting firm, KPMG LLP (“KPMG”). In fulfilling its oversight responsibility, the Audit Committee carefully considers matters including the scope of the audit, audit fees, auditor independence matters, the past performance of the independent auditors, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.
The Audit Committee has reviewed and discussed the audited financial statements in the 2025 10-K Report, including the footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management. This included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
As part of its oversight, the Audit Committee reviewed with management the following material included or summarized in Item 9A of the 2025 10-K Report:
•Management’s report on its assessment of the effectiveness of Mosaic’s internal control over financial reporting; and
•Management’s conclusions regarding the effectiveness of Mosaic’s disclosure controls and procedures.
The Audit Committee also reviewed with KPMG, its report on the effectiveness of Mosaic’s internal control over financial reporting included in the 2025 10-K Report. Management has the primary responsibility for maintaining adequate internal control over financial reporting and disclosure controls and procedures. KPMG has the responsibility for auditing the effectiveness of Mosaic’s internal control over financial reporting as of year-end and expressing an opinion thereon based on its audit.
The Audit Committee also reviewed with KPMG, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality, not just the acceptability, of Mosaic’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and the SEC. The Audit Committee has also reviewed with KPMG and management the application and impact of new accounting rules, regulations, disclosure requirements and reporting practices on Mosaic’s financial statements and reports. In addition, the Audit Committee has discussed with KPMG its independence from management and Mosaic, including matters in written communications required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also reviewed and considered the compatibility of non-audit services with regard to KPMG’s independence.

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The Audit Committee discussed with our internal audit department and KPMG the overall scope and plans for their respective audits. The Audit Committee meets with our internal auditor and our independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of our internal controls and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements and the reports of KPMG be included in the 2025 10-K Report for filing with the SEC. The Audit Committee has also approved the reappointment of KPMG as Mosaic’s independent registered public accounting firm to audit the financial statements and the effectiveness of internal control over financial reporting for the 2026 calendar year.

Respectfully submitted, Cheryl K. Beebe, Chair Gregory L. Ebel Sonya C. Little David T. Seaton João Roberto Gonçalves Teixeira

Fees Paid to Independent Registered Public Accounting Firm
During 2025 and 2024, KPMG provided us with audit, audit-related, tax compliance and planning and other services. We incurred the following fees for services performed by KPMG for these periods:

	2025	2024
Audit Fees	$6,685,000	$7,553,000
Audit-Related Fees	$183,000	$675,000
Tax Fees	$1,097,000	$502,000
All Other Fees	$—	$—
Total	$7,965,000	$8,730,000
Audit fees include fees associated with the annual financial statement audit and the audit of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Also included are fees related to the review of our quarterly reports on Form 10-Q, statutory reporting required internationally, other audits required, assistance with review of documents filed with the SEC.
Audit-related fees principally include fees associated with employee benefit plan audits, certain attest services, and real-time system assessments in 2024.
Tax fees include tax planning and structuring and tax compliance fees.
The Audit Committee of the Board has concluded that none of the services provided by KPMG has impaired KPMG’s independence.

Pre-Approval of Independent Registered Public Accounting Firm Services
Pursuant to the Audit Committee’s charter and independent registered public accounting firm services pre-approval policies, the Audit Committee pre-approves the annual audit fees and terms of engagement of our independent registered public accounting firm. In addition, the Audit Committee’s pre-approval policies identify specified categories of audit-related and tax services that may be provided by the independent registered public accounting firm.
The independent registered public accounting firm may be considered for other services not specifically approved as described above so long as the performance of such services by the independent registered public accounting firm is not prohibited by rules of the SEC.
Any engagement of the independent registered public accounting firm must be pre-approved by the Audit Committee or the Chair of the Audit Committee. All approvals granted by the Chair are reported to the Audit Committee at its next scheduled meeting.
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In pre-approving a proposed engagement of the independent registered public accounting firm, the Audit Committee or its Chair considers the impact of the proposed engagement on the independence of the independent registered public accounting firm. If the services do not impair independence, the Audit Committee or its Chair considers such other factors as it deems relevant. Such factors may include, among other matters, (i) the relationship between fees for audit and non-audit services, (ii) whether the independent registered public accounting firm is best positioned to provide the most effective and efficient services, (iii) whether the services will improve the quality of the annual audit, (iv) cost, and (v) familiarity with our business, accounting and business systems, accounting principles and corporate structure.
In addition, the Audit Committee, pursuant to its charter, reviews on an annual basis a formal written statement from the independent registered public accounting firm delineating all relationships between the independent registered public accounting firm and Mosaic and its subsidiaries, consistent with applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discusses with the independent registered public accounting firm its methods and procedures for assuring independence.
All of the services provided by KPMG for 2025 and 2024 were approved by the Audit Committee or its Chair under its policies. None of the services provided by KPMG for 2025 and 2024 were approved after the fact in reliance upon the de minimis exception of Regulation S-X promulgated by the SEC.
PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On March 4, 2026, the Audit Committee of the Board appointed KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements as of and for the year ending December 31, 2026 and the effectiveness of internal control over financial reporting as of December 31, 2026.
While we are not required to do so, we are submitting the appointment of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2026 for ratification in order to ascertain the views of our stockholders on this appointment. If the appointment is not ratified, the Audit Committee will reconsider its selection. Representatives of KPMG LLP are expected to participate in the 2026 Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

PROPOSAL NO. 3 – ADVISORY VOTE ON COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
We provide our stockholders with an annual advisory vote on the compensation of our NEOs.
The Compensation Discussion and Analysis section of this Proxy Statement, including the related tables beginning on page 30, describe our executive compensation programs and decisions made by our Compensation and Human Resources Committee for 2025. The Compensation and Human Resources Committee and our management have established a compensation philosophy that seeks to align our strategic interests with our stockholders’ interests, to achieve our business objectives, and to optimize our ability to attract, retain and motivate key employees to create stockholder value. We embrace a pay-for-performance philosophy for our executive officers, whereby short-term incentive compensation is tied to achievement of annual goals, and long-term incentive compensation consists of stock-based awards that tie compensation levels to the performance of our stock price over time and serve as a tool for our retention of key management talent.
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We believe our compensation program for the NEOs is instrumental in helping Mosaic achieve strong financial performance, operational excellence and its strategic priorities. Accordingly, we ask that our stockholders cast an advisory vote to approve the following resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Mosaic’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis section, the compensation tables and the related narrative disclosures set forth in Mosaic’s Proxy Statement for its 2026 Annual Meeting of Stockholders.
As an advisory vote, this proposal is not binding upon Mosaic. However, our Board and our Compensation and Human Resources Committee, which is responsible for designing and administering Mosaic’s executive compensation program, value the opinions expressed by our stockholders and will consider the results of the vote when making future compensation decisions for our NEOs.
In prior years, our stockholders have expressed support for our executive compensation program in the advisory votes on the compensation paid to our NEOs at our annual meetings of stockholders. The next advisory vote on the compensation of our NEOs is expected to occur at our 2026 Annual Meeting.
The Board of Directors recommends that you vote FOR the approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act, as amended, requires directors, executive officers and beneficial owners of more than ten percent (10%) of our Common Shares to file with the SEC initial reports of ownership of our Common Shares. Based solely on our review of electronic filings with the SEC of such reports and written representations from our executive officers and directors that no Form 5 is required, we believe that all such reports were submitted on a timely basis during fiscal 2025 except for one Form 4 filing reporting an annual equity award for Mr. Russell Flugel, which was filed one year late.
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BENEFICIAL OWNERSHIP OF SECURITIES
Ownership of Securities by Directors and Executive Officers
The following table shows the number of shares of common stock owned beneficially, within the meaning of SEC rules, as of April 2, 2026, by (1) each director and director nominee, (2) each executive officer named in the Summary Compensation Table in this Proxy Statement, and (3) all of our directors and executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power with respect to the shares of common stock beneficially owned by that individual, and his or her shares are not subject to any pledge.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)(1)(2)	Percent of Class
Cheryl K. Beebe	49,127	*
Bruce M. Bodine (3)	12,582	*
Gregory L. Ebel (4)	150,431	*
Timothy S. Gitzel	79,527	*
Emery N. Koenig	86,228	*
Jody L. Kuzenko	13,444	*
Sonya C. Little	7,286	*
Walter F. Precourt III	139,198	*
Luciano Siani Pires	16,040	*
David T. Seaton	52,795	*
Kathleen M. Shanahan	7,286	*
Karen A. Swager	175,598	*
João Roberto Gonçalves Teixeira	13,442	*
Jenny Wang	59,613	*
Gretchen H. Watkins	35,934	*
Kelvin R. Westbrook	42,243	*
All directors and executive officers as a group (18 persons)	988,177	*
* Represents less than 1% of the outstanding shares of common stock.
(1)Beneficial ownership of securities is based on information furnished or confirmed by each director or executive officer.
(2)Includes the following shares subject to stock options or RSUs exercisable, vested or vesting within 60 days of April 2, 2026:

Name	Stock Options (#)	Restricted Stock Units (#)
Cheryl K. Beebe	—	4,873
Bruce M. Bodine	17,921	—
Gregory L. Ebel	—	7,310
Timothy S. Gitzel	—	4,873
Emery N. Koenig	—	4,873
Jody L. Kuzenko	—	4,873
Sonya C. Little	—	4,873
Walter F. Precourt III	—	—
Luciano Siani Pires	—	—
David T. Seaton	—	4,873
Kathleen M. Shanahan	—	4,873
Karen A. Swager	—	—
João Roberto Gonçalves Teixeira	—	4,873
Jenny Wang	—	—
Gretchen H. Watkins	—	4,873
Kelvin R. Westbrook	—	4,873
All directors and executive officers as a group (18 persons)	17,921	56,040

(3)Includes 766 shares of common stock Mr. Bodine held in the Mosaic Stock Fund under the Mosaic 401(k) Plan.
(4)Includes 143,121 shares of common stock held in trust for which Mr. Ebel is the trustee.
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Ownership of Securities by Others
The following table sets forth information with respect to the only persons or groups known to us as of April 2, 2026 to be the beneficial owners of more than 5% of our outstanding common stock:

Name and Address of Record Holder	Amount and Nature of Beneficial Ownership (#)	Percent of Class
Fidelity Management & Research Company, LLC(1)	39,980,661	12.58%
245 Summer Street
Boston, MA 02210
The Vanguard Group, Inc.(2)	37,463,432	11.79%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.(3)	21,250,408	6.69%
50 Hudson Yards
New York, NY 10001
(1)Share ownership is as of December 31, 2025, as set forth in the Schedule 13G/A (Amendment No. 2) filed with the SEC on February 4, 2026. Based solely on that filing, Fidelity Management & Research Company, LLC (FMR LLC) is deemed to beneficially own 39,980,660.50 shares of our common stock, with a sole voting power as to 30,816,037.86 shares and sole dispositive power to all of such shares.
(2)Share ownership is as of December 29, 2023, as set forth in the Schedule 13G/A (Amendment No. 12) filed with the SEC on February 13, 2024. Based solely on that filing, Vanguard Group, Inc. is deemed to beneficially own 37,463,432 shares of our common stock, with a shared voting power as to 435,839 shares, sole dispositive power to 36,044,907 shares, and shared dispositive power to 1,418,525 shares. Vanguard Group subsequently reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by various Vanguard subsidiaries and/or business divisions. Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with Vanguard Group, will report beneficial ownership separately (on a disaggregated basis).
(3)Share ownership is as of March 31, 2025, as set forth in the Schedule 13G/A (Amendment No. 12) filed with the SEC on April 17, 2025. Based solely on that filing, BlackRock, Inc. is deemed to beneficially own 21,250,408 shares of our common stock, with sole voting power as to 19,880,756 shares and sole dispositive power as to all of such shares.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2027 ANNUAL MEETING OF STOCKHOLDERS
Our Bylaws establish an advance notice procedure for stockholders who wish to (i) bring business before our 2027 Annual Meeting that will not be included in our proxy materials for that meeting, and, (ii) recommend future director nominees to be considered by the Corporate Governance and Nominating Committee. Written notice of such business or nomination and supporting documentation must be received by our Corporate Secretary at least 90 days, but no more than 120 days, prior to the anniversary date of the immediately preceding annual meeting. Business or a nomination intended to be brought before the 2027 Annual Meeting must be received by the Corporate Secretary at 101 East Kennedy Blvd., Suite 2500, Tampa, Florida 33602 or by email to generalcounsel@mosaicco.com no earlier than January 28, 2027, and no later than February 27, 2027.

Our Bylaws also permit a stockholder, or a group of up to 20 stockholders, who have owned at least 3% of our Company’s common stock for at least three years to submit director nominees (constituting the greater of two directors or up to 20% of our Board) for inclusion in our proxy materials if the stockholder(s) and the nominee(s) satisfy the requirements in our Bylaws. In order to be properly brought before the 2027 Annual Meeting, written notice of such proxy access nomination and other required information must be received by our Corporate Secretary at least 120 days, but no more than 150 days, prior to the anniversary of the date the proxy statement was distributed to stockholders for the immediately preceding annual meeting. A proxy access nomination intended to be brought before the 2027 Annual Meeting must be received by the Corporate Secretary at our principal executive offices no earlier than November 17, 2026 and no later than December 17, 2026.

To be in proper form, a stockholder’s notice under our advance notice or proxy access procedures must include the information about the proposal or nominee as specified in our Bylaws. All stockholder proposals or nominations
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must be delivered or mailed to and received by our Corporate Secretary at our principal executive offices by the applicable dates specified above. Delivery must be by hand or by certified or registered mail, return receipt requested.
Additional requirements relating to a notice of nomination are described in this Proxy Statement under the caption “Proposal No. 1 – Election of Directors – Nomination and Selection of Directors.”
Proposals for inclusion in our proxy materials for our 2027 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act, as amended, are not subject to the requirements described above. Such proposals must be received by December 17, 2026 and meet the other requirements of Rule 14a-8 of the Exchange Act, as amended, to be eligible for inclusion in our proxy materials for our 2027 Annual Meeting.
For contested director elections both the Company and dissident stockholders presenting their own candidates will distribute universal proxy cards that include all director candidates. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director candidates other than the Company’s candidates must provide advance notice that sets forth the information required by Rule 14a-19 under the Exchange Act, to our Corporate Secretary at our principal executive offices, no earlier than January 28, 2027 and no later than February 27, 2027.

2025 ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K
Our 2025 Annual Report, including financial statements for the year ended December 31, 2025, accompanies this Proxy Statement but is not incorporated in this Proxy Statement and is not a part of the proxy soliciting materials. Stockholders who wish to obtain an additional copy of our 2025 Annual Report or a copy of our 2025 10-K Report may do so without charge by viewing these documents on our website at www.mosaicco.com, or by directing a written request to The Mosaic Company, 101 East Kennedy Boulevard, Suite 2500, Tampa, Florida 33602, Attention: Investor Relations, by email at investor.relations@mosaicco.com, or by telephone at (863) 640-0826.

HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for Proxy Statements and notices with respect to two or more Stockholders sharing the same address by delivering a single Proxy Statement or a single notice addressed to those Stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single Proxy Statement or notice to multiple Stockholders sharing an address unless contrary instructions have been received from the affected Stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You can also request prompt delivery of a paper copy of the Proxy Statement and annual report by contacting The Mosaic Company, 101 East Kennedy Boulevard, Suite 2500, Tampa, Florida 33602, Attention: Investor Relations, by email at investor.relations@mosaicco.com, or by telephone at (863) 640-0826.
OTHER MATTERS
We know of no matters which will be presented for consideration at the 2026 Annual Meeting other than those stated in the Notice of 2026 Annual Meeting of Stockholders and described in this Proxy Statement. If any matter properly comes before the 2026 Annual Meeting, holders of the proxies will vote your shares in accordance with their judgment regarding such matters, including the election of a director or directors other than those named herein if an emergency or unexpected occurrence makes the use of discretionary authority necessary, and also regarding matters incident to the conduct of the 2026 Annual Meeting.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with SEC rules, we may furnish proxy materials, including this Proxy Statement and our 2025 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, or Internet Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Internet Notice also instructs you as to how you may submit your proxy on the Internet. By accessing and reviewing the proxy materials on the Internet, you will save us the cost of printing and mailing these materials to you and reduce the impact of such printing and mailing on the environment. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials provided in the Internet Notice.
How can I attend the meeting?
The 2026 Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via a live webcast. You are entitled to participate in the annual meeting only if you were a Mosaic stockholder or joint holder as of the close of business on April 2, 2026 or if you hold a valid proxy for the 2026 Annual Meeting.
You will be able to attend the 2026 Annual Meeting online and submit your questions during the meeting by going to www.virtualshareholdermeeting.com/MOS2026. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, which must be voted prior to the meeting).
To participate in the annual meeting, you will need the 16-digit control number (included on your Notice Regarding the Availability of Proxy Materials we delivered to you via U.S. Mail or the Internet and on the proxy card, if you requested one be sent to you). Once admitted, you will be able to vote electronically during the meeting and ask questions of management. Management will respond to questions from stockholders in the same way as it would if we held an in-person meeting. If you do not have your control number at the time of the meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions.
The meeting webcast will begin promptly at 12:00 p.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:30 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
During the 30 minutes prior to the meeting start time, if you have entered your 16-digit control number, you may vote your shares, submit questions in advance of the annual meeting and access copies of our proxy statement and annual report.
If you have any technical difficulties or any questions regarding the virtual meeting website, we are ready to assist you. Please call 1-855-449-0991 (toll-free) or 1-720-378-5962.
Who is entitled to vote at the meeting?
The Board has set April 2, 2026, as the record date for the 2026 Annual Meeting. If you were a stockholder of record at the close of business on April 2, 2026, you are entitled to vote at the 2026 Annual Meeting.
As of the record date, 317,846,644 shares of our Common Stock were issued, outstanding and eligible to vote at the 2026 Annual Meeting.
What are my voting rights?
Holders of our Common Stock are entitled to one vote per share on all matters. Therefore, a total of 317,846,644 votes are entitled to be cast at the meeting for each of the proposals. There is no cumulative voting.
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How many shares must be present to hold the meeting?
In accordance with our Bylaws, the holders of a majority of the shares of the capital stock entitled to vote at the meeting must be present at the meeting, in person or by proxy, in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:
•you participate in the meeting and vote through www.virtualshareholdermeeting.com/MOS2026; or
•you have properly submitted, and have not revoked, a proxy vote by mail, telephone or via the Internet.
Our Bylaws also provide that if a quorum fails to attend any meeting, the chair of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time until a quorum is present. If the meeting is adjourned, we need not give notice of the new place, date, or time if the new place, date, or time is announced at the meeting before adjournment, unless the adjournment is for more than 30 days. If a new record date is or must be set for the adjourned meeting, notice of the adjourned meeting will be given to persons who are stockholders of record entitled to vote at the meeting as of the new record date.
How do I vote my shares?
If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided an Internet Notice or printed voting instruction card for you to use in directing the broker or nominee how to vote your shares. Telephone and Internet voting are also encouraged for stockholders who hold their shares in street name.
If you are a stockholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:
•over the telephone by calling a toll-free number;
•electronically, using the Internet;
•by completing, signing and mailing the printed proxy card, if you received one; or
•via the Internet, during the 2026 Annual Meeting, by going to www.virtualshareholdermeeting.com/MOS2026 and using your control number (included on the Notice of Internet Availability of Proxy Materials we delivered to you via U.S. Mail or the Internet or on the proxy card, if you requested one be sent to you).
The telephone and Internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or Internet, please refer to the specific instructions provided in the proxy materials. If you received a printed proxy card and wish to submit your proxy by mail, please return your signed proxy card to us before the 2026 Annual Meeting.
What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above.
How do I vote if my shares are held in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan?
If you hold any shares in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, you are receiving, or being provided access to, the same proxy materials as any other stockholder of record. However, your proxy vote will serve as voting instructions to Fidelity Management Trust Company (the “Trustee”), as Trustee of the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, as the case may be, and, in accordance with the terms of each plan, the Trustee will vote all of the shares held in each plan in the same proportion as the actual proxy vote instructions submitted by the respective plan participants. If voting instructions are not received by the Trustee by May 25, 2026, or if they are received but are invalid, the shares with respect to which you could have instructed the Trustee will be voted in the same proportion as the shares for which the Trustee received valid participant voting instructions.
Mosaic 76 2026 proxy

What does it mean if I receive more than one Internet Notice or proxy card?
If you receive more than one Internet Notice or proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, you will need to be sure to vote once for each account.
Can I vote my shares in person at the meeting?
You may vote your shares on the Internet during the meeting by going to www.virtualshareholdermeeting.com/MOS2026 and using your control number (included on the Notice of Availability of Proxy Materials we mailed to you or on the proxy card, if you requested one be sent to you). Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.
If you are a participant in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, you may submit a proxy vote in advance of the meeting as described above, but you may not vote your plan shares during the virtual meeting.
What vote is required for the election of directors and the other proposals to be approved?
To be elected in an uncontested election, directors must receive a majority of the votes cast by the holders of the outstanding shares of our Common Stock, voting together as a single class, present in person (via the Internet) or by proxy at the 2026 Annual Meeting and entitled to vote in the election of directors (meaning the number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” that director). In contested elections (an election in which the number of nominees for director is greater than the number of directors to be elected) the vote standard would be a plurality of votes cast, meaning the nominees receiving the most “FOR” votes will be elected until all board seats are filled.
With respect to ratification of the appointment of KPMG LLP as our independent registered public accounting firm and approval of the advisory vote on compensation paid to our NEOs, the affirmative vote of the holders of a majority of the votes cast by the holders of the outstanding shares of Common Stock present in person (via the Internet) or by proxy and entitled to vote on such question at the 2026 Annual Meeting is required for the approval of those proposals (meaning the number of shares voted “FOR” a proposal must exceed the number of shares voted “AGAINST” that proposal).
How are votes counted?
You may vote “FOR,” “AGAINST” or “ABSTAIN” for each nominee for the Board and on the other proposals.
If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. If you abstain from voting for one or more of the directors, this will have no effect on the election of those directors because directors must receive a majority of the votes cast to be elected (meaning the number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” that director). Similarly, if you abstain from voting on ratification of the appointment of KPMG LLP as our independent registered public accounting firm and the advisory votes on compensation paid to our NEOs, this will have no effect on the approval of those proposals.
How does the Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote “FOR” the following proposals:
•Proposal 1: Election of 12 directors: Cheryl K. Beebe, Bruce M. Bodine, Gregory L. Ebel, Timothy S. Gitzel, Emery N. Koenig, Jody L. Kuzenko, Sonya C. Little, David T. Seaton, Kathleen M. Shanahan, João Roberto Gonçalves Teixeira, Gretchen H. Watkins and Kelvin R. Westbrook;
•Proposal 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026; and
•Proposal 3: An advisory vote on compensation paid to our NEOs as disclosed in this Proxy Statement.
We are not aware of any other matters that will be voted on at the 2026 Annual Meeting. However, if any other business properly comes before the meeting, the persons named as proxies for stockholders will vote on those matters in a manner they consider appropriate.
Mosaic 77 2026 proxy

What if I do not specify how I want my shares voted?
If you hold your shares through a stock brokerage account, bank, trust or other nominee, and do not provide voting instructions to your broker, bank, trustee or nominee, your shares may constitute “broker non-votes,” in which case they will be counted as present at the meeting for purposes of determining a quorum but, in accordance with applicable law and the rules of the NYSE, may not be voted on non-routine matters. Proposals 1, and 3 are considered non-routine matters, and without your voting instructions your broker cannot vote your shares. Shares for which you do not provide voting instructions may, however, be voted on Proposal No. 2 – ratification of the appointment of the independent registered public accounting firm, at the discretion of your broker, bank, trustee or nominee.
In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Therefore, broker non-votes will have no effect on the outcome of proposals 1, 2, or 3.
If you vote your shares directly (as opposed to voting through a broker or other intermediary) and do not specify on your proxy card (or when giving your proxy by telephone or the Internet) how you want to vote your shares, we will vote your shares:
•“FOR” the election of all of the director nominees;
•“FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for year ending December 31, 2026; and
•“FOR” the advisory vote on compensation paid to our Named Executive Officers.
All beneficial owners of Mosaic Common Stock are urged to submit their proxy to indicate their votes or to contact their brokers to determine how to vote.
Can I change my vote after submitting my proxy?
Yes. Except as otherwise provided below, you may revoke your proxy and change your vote at any time before your proxy is voted at the 2026 Annual Meeting. If you are a stockholder of record, you may revoke your proxy and change your vote:
•if you voted over the telephone or by Internet, by voting again over the telephone or by Internet no later than 11:59 p.m. Eastern Time on May 27, 2026;
•if you completed and returned a proxy card, by submitting a new proxy card with a later date and returning it prior to the meeting;
•by submitting timely written notice of revocation to our Corporate Secretary at the address shown on page 25 of this Proxy Statement; or
•by voting virtually during the meeting at www.virtualshareholdermeeting.com/MOS2026.
Attending the meeting via the Internet at www.virtualshareholdermeeting.com/MOS2026 will not revoke your proxy unless you specifically request to revoke it or submit a ballot during the meeting via the Internet. If you have any questions about the 2026 Annual Meeting or how to vote or revoke your proxy, you should write to The Mosaic Company, 101 East Kennedy Boulevard, Suite 2500, Tampa, Florida 33602, Attention: Investor Relations, or by telephone at (863) 640-0826.
If you are a participant in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, you may revoke your proxy and change your vote as described above, but only until May 25, 2026. If you hold your shares in street name, contact your broker or other nominee regarding how to revoke your proxy and change your vote.
Who pays for the cost of proxy preparation and solicitation?
We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders. We have retained Morrow Sodali Global LLC, a proxy solicitation firm, to assist in the solicitation of proxies for the 2026 Annual Meeting for a fee not expected to exceed $10,000, plus reimbursement of associated costs and expenses.
We are soliciting proxies primarily by mail and Internet. In addition, our directors, officers and regular employees may solicit proxies by mail, electronic communication, telephone and personal contact. These individuals will receive no additional compensation for their services other than their regular salaries.

Mosaic 78 2026 proxy

APPENDIX A

PERFORMANCE METRICS

2025 Short-Term Incentive Program Measures:
Incentive Adjusted EBITDA - Price Normalized Earnings is calculated starting with Adjusted EBITDA, which is based on Adjusted Operating Earnings(1). This figure is further adjusted by excluding the following items:
•Gains or losses resulting from sales price volatility;
•Gains or losses resulting from key raw material price volatility, including sulfur, ammonia, and natural gas;
•Translation effects from foreign currency exchange rates;
•SG&A expenses, as SG&A is measured separately within the incentive plan;
•Royalties expenses;
•All Incentive Plan–related expenses;
•Board of Directors expenses above budget; and
•Merger and acquisition–related earnings and expenses in the year of acquisition or divestiture.
(1) Adjusted Operating Earnings is consolidated operating earnings as reported in our 2025 10-K Report, excluding notable and unusual items.

Incentive Free Cash Flow is calculated using Free Cash Flow—defined as net cash provided by operating activities less capital expenditures—and is subsequently adjusted to exclude the following items:
•Opportunity capital expenditures (Opportunity CapEx);
•Accounts Receivable factoring;
•All Incentive Plan–related expenses;
•Merger and acquisition–related earnings and expenses in the year of acquisition or divestiture.

Incentive SG&A is defined as SG&A as reported in our 2025 10-K Report, adjusted to remove:
•Notable Items;
•Depreciation, amortization, and accretion expenses;
•Translation effects from foreign currency exchange rates;
•External sales commissions;
•All Incentive Plan–related expenses;
•Board of Directors expenses above budget; and
•Merger and acquisition–related earnings and expenses in the year of acquisition or divestiture..

Sustainability:
•In 2025, the Sustainability metric focused 100% on environmental risk reduction projects, reflecting the Company’s continued emphasis on long‑term operational sustainability and responsible resource management. This measure is designed to evaluate projects that advance Mosaic’s sustainability priorities, improve efficiency and resource utilization, and mitigate environmental impacts across our operations. The metric is also intended to support the Company’s broader environmental strategy and reinforce alignment between executive incentives and sustainable business performance.

A-1

Safety:
•The Safety metric has a total weighting of 15% and consists of three performance metrics: (i) LTIFR (weighted at 30%), (ii) Corrective Actions (weighted at 30%), and (iii) Improvements in four safety culture attributes (weighted at 40%). The threshold, target and maximum performance are shown below:

A-2

	THE MOSAIC COMPANY C/O EQUINITI TRUST COMPANY, LLC 6201 FIFTEENTH AVENUE BROOKLYN, NY 11219				VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 27, 2026 for shares held directly and by 11:59 P.M. Eastern Time on May 25, 2026 for shares held by participants in the Mosaic Investment Plan or the Mosaic Union Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MOS2026
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 27, 2026 for shares held directly and by 11:59 P.M. Eastern Time on May 25, 2026 for shares held by participants in the Mosaic Investment Plan or the Mosaic Union Savings Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:					KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
THE MOSAIC COMPANY
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:	For	Against	Abstain	The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

	1a. Cheryl K. Beebe	☐	☐	☐	2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐

	1b. Gregory L. Ebel	☐	☐	☐

					3. An advisory vote to approve the compensation of our named executive officers as disclosed in the Proxy Statement.	☐	☐	☐
	1c. Bruce M. Bodine	☐	☐	☐

	1d. Timothy S. Gitzel	☐	☐	☐

Note: In their discretion, the persons named as Proxies are authorized to vote on any other business that may properly come before the 2026 Annual Meeting of Stockholders or any adjournment or postponement thereof.

	1e. Emery N. Koenig	☐	☐	☐

	1f. Jody L. Kuzenko	☐	☐	☐

	1g. Sonya C. Little	☐	☐	☐

	1h. David T. Seaton	☐	☐	☐

	1i. Kathleen M. Shanahan	☐	☐	☐

	1j. João Roberto Gonçalves Teixeira	☐	☐	☐

	1k. Gretchen H. Watkins	☐	☐	☐

	1l. Kelvin R. Westbrook	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2025 Annual Report to Stockholders are available at www.proxyvote.com.
THE MOSAIC COMPANY Annual Meeting of Stockholders May 28, 2026 12:00 PM Eastern Time This proxy is solicited by the Board of Directors

The undersigned hereby appoints Bruce M. Bodine, Luciano Siani Pires, and Philip E. Bauer as proxies (the "Named Proxies"), each with the power to act alone and to appoint his substitute, and authorizes each of them to represent the undersigned at the 2026 Annual Meeting of Stockholders of The Mosaic Company to be held at www.virtualshareholdermeeting.com/MOS2025 on May 28, 2026 at 12:00 p.m., Eastern Time, and at any adjournments or postponement thereof, and to vote on all matters coming before said meeting, hereby revoking any proxy heretofore given.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations as noted in the proxy statement and on the reverse side of this card. This proxy will be voted as directed, but if no direction is given it will be voted FOR the nominees and proposals 2 and 3 and in the discretion of the Named Proxies on all other matters that may properly come before the meeting. The Mosaic Company anticipates that no other business will be conducted at the meeting. The Named Proxies cannot vote these shares unless you return this card by mail or instructions by Internet or phone as described on the reverse side of this card.

If the undersigned is a participant in the Mosaic Investment Plan or the Mosaic Union Savings Plan, the undersigned hereby directs Fidelity Management Trust Company (the "Trustee") as Trustee of the Mosaic Investment Plan and the Mosaic Union Savings Plan, to vote at the 2025 Annual Meeting of Stockholders of The Mosaic Company to be held on May 28, 2026 and at any and all adjournments or postponement thereof, the shares of common stock of The Mosaic Company, allocated to the account of and as instructed by the undersigned. For participants in the Mosaic Investment Plan or the Mosaic Union Savings Plan, if voting instructions are not received by the Trustee by May 25, 2026, or if they are received but are invalid, the shares with respect to which the undersigned could have instructed the Trustee will be voted in the same proportions as the shares for which the Trustee received valid participant voting instructions for each plan.
Continued and to be signed on reverse side